Exhibit 10.2

Execution Version

Prepared by and Upon

Recording Return to:

Chapman and Cutler LLP

320 S. Canal Street, 27 Floor

Chicago, IL 60603

Attn: Phillip Edison

Third Amended and Restated Lease and Remedies Agreement

Dated as of March 27, 2023

and effective as of the Restatement Date

between

Old Saw Mill Holdings LLC,
as Lessee

and

BA Leasing BSC, LLC,
as Lessor

______________________________

Regeneron 2022 Lease Financing

The Rents accruing under this Third Amended and Restated Lease and Remedies Agreement have been absolutely assigned to Bank of America, N.A., as Administrative Agent for the Participants. This Third Amended and Restated Lease and Remedies Agreement has been executed in several counterparts. To the extent, if any, that this Third Amended and Restated Lease and Remedies Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Third Amended and Restated Lease and Remedies Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Administrative Agent on or following the signature page hereof or as otherwise provided in the Second A&R Lease (as defined herein).

The names of Lessee, as the Debtor, and Lessor, as the secured party, the mailing address of the secured party from which information concerning the security interest may be obtained, the mailing address of the debtor and a statement indicating the types, or describing the items of collateral are as described herein, in compliance with the requirements of Article 9, Section 9-502 of the Uniform Commercial Code of the State of New York.

This counterpart is not the original counterpart.

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-ii-

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Exhibits and Schedules

Exhibit A	—	Description of Leased Property
Exhibit B	—	[Reserved]
Exhibit C	—	Form of SNDA
Schedule A	—	Permitted Development Plans
Schedule B	—	Permitted Development Areas
Schedule C	—	Permitted 767 Improvements

-iv-

Third Amended and Restated Lease and Remedies Agreement

This Third Amended and Restated Lease and Remedies Agreement dated as of March 27, 2023, and effective as of the Restatement Date (as hereinafter defined) (as amended, restated, supplemented, or otherwise modified from time to time, this “Lease” or “Mortgage”), between BA Leasing BSC, LLC, a Delaware limited liability company, having its principal office at 11333 McCormick Road, Mailcode: MD5-032-07-05, Hunt Valley, Maryland 21031, as Lessor (“Lessor”), and Old Saw Mill Holdings LLC, a New York limited liability company, having its principal office at 777 Old Saw Mill River Road, Tarrytown, New York 10591, as Lessee (“Lessee”).

W i t n e s s e t h:

A.            On March 3, 2017 (the “Original Closing Date”), the Lessor and Lessee entered into the Lease and Remedies Agreement, dated as of the Original Closing Date (as amended and restated by that certain Amended and Restated Lease and Remedies Agreement, dated as of May 2, 2019 (the “First A&R Lease”), as further amended and restated by that certain Second Amended and Restated Lease and Remedies Agreement, dated as of March 2, 2022 and effective as of the Second Restatement Date (as hereinafter defined), and as amended, supplemented or otherwise modified prior to the Restatement Date, the “Second A&R Lease”) and the other Operative Documents (as defined in the Second A&R Lease) pursuant to which the Participants agreed to provide financing for the Leased Property.

B.            On the Original Closing Date, the Lessor, through the proceeds of the Advance, purchased the Site and the Facility from Seller free and clear of all Liens other than Permitted Liens and Lessor leased the Leased Property, inclusive of Lessor’s leasehold interest in the Site, to Lessee pursuant to the Second A&R Lease.

C.            Lessor and Lessee desire and intend to amend, restate and supersede the Second A&R Lease in its entirety effective as of the Restatement Date.

D.            This Mortgage is given to Lessor to secure obligations from Lessee under the Operative Documents in the amount of Seven Hundred Twenty Million Dollars ($720,000,000) plus interest and all other amounts owing under the Operative Documents.

E.            It is the intent of the parties hereto that this Lease (i) shall amend, restate and supersede in its entirety the Second A&R Lease and (ii) shall not constitute a novation of the obligations and liabilities of the parties under the Second A&R Lease or any other Operative Document).

Now, Therefore, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Second A&R Lease is hereby amended and restated in its entirety as follows effective as of the Restatement Date:

Article I
Definitions; Effectiveness

Section 1.1.      Definitions; Interpretation. As used herein, “Restatement Date” means March 27, 2023 and “Second Restatement Date” means March 3, 2022. For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix 1 to that certain Third Amended and Restated Participation Agreement, dated as of the date hereof and effective as of the Restatement Date (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”), among Lessee, Lessor, Bank of America, N.A., not in its individual capacity except and as expressly stated therein, but solely as Administrative Agent, and the Participants from time to time party thereto; and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Lease. All obligations imposed on the “Lessee” in this Lease shall be full recourse liabilities of Lessee.

Article II
Lease of Leased Property; Term

Section 2.1.      Acceptance and Lease of the Leased Property. (a) Lessor, pursuant to the terms of the Operative Documents as in effect on the Original Closing Date, has purchased the Site and the Facility from Sellers.

(b)            Pursuant to the Second A&R Lease, Lessor leased all of Lessor’s interest in the Leased Property to Lessee, and Lessee leased, pursuant to the terms thereof, the Leased Property from Lessor for the Term (as defined in the Second A&R Lease). Lessor hereby continues to lease all of Lessor’s interest in the Leased Property to Lessee hereunder, and Lessee hereby continues to lease, pursuant to the terms hereof, the Leased Property from Lessor for the Term.

Section 2.2.      Acceptance Procedure. Pursuant to the Second A&R Lease, Lessor authorized Lessee, as the authorized representative of Lessor, to accept delivery of the Leased Property upon the Base Term Commencement Date. Lessee agrees that Sellers’ delivery of the Site and the Facility and payment from the Advance of the Purchase Price constituted, and shall continue to constitute, (i) the irrevocable acceptance by Lessee of the Leased Property for all purposes of this Lease and the other Operative Documents on the terms set forth herein and therein and (ii) Lessee’s agreement to lease the Leased Property pursuant to the terms hereof during the Term.

Section 2.3.      Term. Lessor and Lessee acknowledge and agree that the Base Term as defined in and provided for in the First A&R Lease was renewed, effective as of the Second Restatement Date, for a renewal term (the “First Renewal Term”) commencing on and including the Second Restatement Date and ending on, but not including, the fifth (5th) anniversary of the Second Restatement Date unless sooner terminated pursuant to the terms of this Lease. Unless sooner terminated pursuant to the terms of this Lease, the term of this Lease shall include (i) the Base Term (under and as defined in the First A&R Lease) expiring on, but not including, the Second Restatement Date (the “Base Term”), (ii) the First Renewal Term, and, (ii) if exercised and approved pursuant to each of the terms and conditions of Section 4.7 of the Participation Agreement and the terms of this Lease (including Article XIX hereof), one or more additional Lease Renewal Terms (the Base Term, the First Renewal Term and any additional Lease Renewal Terms being collectively referred to as, the “Term”).

Section 2.4.      Title. The Leased Property is leased to the Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title with respect thereto (including, without limitation, all Liens other than Lessor Liens) and all Applicable Laws and any violations thereof. The Lessee shall in no event have any recourse against Lessor for any defect in or exception to title to the Leased Property other than resulting from Lessor Liens attributable to Lessor or a breach by Lessor of its obligations under Article XXI hereto.

Article III
Payment of Rent

Section 3.1.      Rent. (a) During the Term, the Lessee shall pay Basic Rent (i) on each Payment Date, (ii) on the date required under Section 20.1(j) if the Lessee exercises the Sale Option and (iii) on any date on which this Lease shall terminate or expire with respect to the Leased Property.

(b)            The Lessee’s inability or failure to take possession of all or any portion of the Leased Property when accepted or deemed accepted hereunder, whether or not attributable to any act or omission of the Lessee or any act or omission of Lessor, shall not delay or otherwise affect the Lessee’s obligation to pay Rent in accordance with the terms of this Lease.

Section 3.2.      Payment of Basic Rent. Basic Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

Section 3.3.      Supplemental Rent. The Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent; provided that Supplemental Rent (other than Supplemental Rent consisting of any of the Lease Balance, the Sale Option Recourse Amount, the Purchase Amount, Break Costs and any amounts payable at the Overdue Rate and any amounts payable under Article XIII of the Participation Agreement) shall not be deemed due and payable by Lessee to the Person entitled thereto unless such amount is not paid within thirty (30) days after Lessee has received written notice of such Supplemental Rent from the Person entitled thereto. Lessee shall pay to Lessor, as Supplemental Rent, among other things, on demand, to the extent permitted by Applicable Laws, interest at the applicable Overdue Rate (i) on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and (ii) on any payment of Supplemental Rent payable to Lessor or any Indemnitee not paid when due and payable as provided above for the period from the due date until the same shall be paid. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

Section 3.4.      Method of Payment. Each payment of Rent shall be made by the Lessee to the Administrative Agent prior to 12:00 noon, New York City time, to the account at the Administrative Agent designated on Schedule III to the Participation Agreement in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day unless the result of such extension would be to carry into another calendar month, in which case such payment shall be made on the immediately preceding Business Day. Payments received after 12:00 noon, New York City time, on the date due shall for the purpose of Section 16.1 hereof be deemed received on such day; provided, however, that for the purposes of the second sentence of Section 3.3 hereof, such payments shall be deemed received on the next succeeding Business Day and subject to interest at the Overdue Rate as provided in such Section 3.3.

Article IV
Non-Interference; Right To Inspect

Section 4.1.      Non-Interference. Subject to Section 2.4 and Section 4.2 herein and subject to Lessor’s cure rights, as provided for in Section 17.1, Lessor covenants that it will not interfere in Lessee’s use or possession of the Leased Property during the Term, so long as no Event of Default has occurred and is continuing, it being agreed that Lessee shall not have a right of setoff against Rent payable hereunder and Lessee’s remedies for breach of the foregoing covenant shall be limited to a claim for damages or the commencement of proceedings to enjoin such breach or seek specific performance of the covenant, as applicable. Such right is independent of and shall not affect Lessee’s obligations hereunder and under the other Operative Documents or Lessor’s rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease. The foregoing covenant shall not require Lessor to take any action contrary to, or which would permit Lessee to use the Leased Property for a use not permitted under, the provisions of this Lease.

Section 4.2.      Inspection and Reports. (a) Upon three (3) Business Days prior notice (or one (1) Business Day prior notice during the existence of an Event of Default) to Lessee and subject to the provisions of Section 15.14 of the Participation Agreement, Lessor, the Administrative Agent or their respective authorized representatives (collectively, the “Inspecting Parties”) at any time during the Term may inspect (i) the Leased Property and (ii) the Leased Property Records and make copies and abstracts therefrom and may discuss the affairs, finances and accounts with respect to the Leased Property with Lessee’s relevant authorized representatives and Lessee’s independent public accountants (provided that the Lessee shall have received reasonable notice thereof and a reasonable opportunity to participate in such discussion) (and, if such participation is elected, Lessee participated). All such inspections shall (w) be subject to the rights of all tenants and other occupants at the Leased Property, (x) be performed at reasonable times during Lessee’s normal business hours, (y) be subject to Lessee’s customary safety and security provisions and any reasonable rules of inspection conduct Lessee may establish from time to time, and (z) be at the expense and risk of the Inspecting Parties, except that if an Event of Default has occurred and is continuing, Lessee shall reimburse on demand the Inspecting Parties for the reasonable and documented out-of-pocket costs of such inspections. Lessee shall have the right, at its option, to cause a representative or agent of Lessee to be present at any and all time during each such inspection. No inspection shall unreasonably interfere with Lessee’s or any tenant’s or occupant’s business or operations or otherwise unreasonably disturb the use or occupancy of the Leased Property by the Lessee or any tenants or other occupants of the Leased Property. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Leased Property or any property of Lessee or any other Person during the course of such inspection. Notwithstanding anything to the contrary in this Section 4.2, Lessee shall not be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that (A) would result in a lost of attorney client privilege or claim of attorney work product, (B)  would result in disclosure of any information related to the equityholders of Parent Guarantor or the arrangements among such equityholders or other sensitive or proprietary information, including non-financial trade secrets and non-financial proprietary information) related to the business of the Parent Guarantor, Lessee or any of their respective Subsidiaries or (C) to the extent the disclosure thereof would violate any laws, rules or regulations applicable to, or any confidentiality obligation binding on, the Parent Guarantor, Lessee or any of their respective Subsidiaries.

(b)            To the extent permissible under Applicable Laws, during the Term, Lessee shall prepare and file, or cause to be prepared and filed, in a timely fashion, or, where Lessor shall be required to file, Lessee shall prepare, or cause to be prepared, and make available to Lessor within a reasonable time prior to the date for filing and Lessor shall file, any reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority pursuant to any Applicable Laws, in each case, such preparation and filing at Lessee’s cost and expense.

Article V
Net Lease, Etc.

Section 5.1.      Net Lease. This Lease shall constitute a net lease and Lessee’s obligations hereunder, including the obligation to pay Rent, shall be absolute and unconditional under any and all circumstances, subject to Lessee’s rights to contest amounts (other than Basic Rent, the Lease Balance, the Sale Option Recourse Amount or the Purchase Amount) owed. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection herewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property or any part thereof to comply with all Applicable Laws, including any inability to use the Leased Property or any part thereof by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of, Release from, or other environmental condition with respect to, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof; (iv) any defect in title to or rights to the Leased Property or any part thereof or any Lien on such title or rights or on the Leased Property or any part thereof (provided, that the foregoing shall not relieve any Person from its responsibility to remove Lessor Liens attributable to it); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Administrative Agent or any Participant; (vi) to the fullest extent permitted by Applicable Laws, any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, the Administrative Agent, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, Lessor, the Administrative Agent, any Participant or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation any Participant, vendor, manufacturer, contractor of or for the Leased Property or any part thereof; (viii) any failure on the part of Lessor, the Administrative Agent or any Participant to perform or comply with any of the terms of this Lease or any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) the impossibility or illegality of performance by Lessee, Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or interference with the use of the Leased Property or any part thereof; (xiii) the failure of Lessee or any of its Subsidiaries to achieve any accounting or tax benefits; or (xiv) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The Lessee’s agreement in the preceding sentence shall not affect any claim, action or right the Lessee may have against any Person. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

Section 5.2.      No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents to which Lessee or an Affiliate of Lessee is a party and shall not take any action to terminate, rescind or avoid this Lease (except as provided herein or in the other Operative Documents) to the fullest extent permitted by Applicable Laws, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, the Administrative Agent or any Participant, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor, the Administrative Agent or any Participant or by any court with respect to Lessor, the Administrative Agent or any Participant. The Lessee hereby waives all right to terminate or surrender this Lease (except as provided herein or in the other Operative Documents) or to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent payable to any Participant or the Administrative Agent. The Lessee shall remain obligated under this Lease in accordance with its terms and the terms of the other Operative Documents to which Lessee or an Affiliate of Lessee is a party and the Lessee hereby waives any and all rights conferred as of the Restatement Date or thereafter by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

Article VI
Assignments; Subleases and Delegations

Except for assignments and subleases permitted by this Article VI and Permitted Liens, Lessee may not sublease, assign, mortgage, pledge or otherwise transfer to any Person, including an Affiliate or Subsidiary of Lessee, at any time, in whole or in part, any of its right, title or interest in, to or under this Lease, any other Operative Document or any portion of the Leased Property (except a purchase or sale of the Leased Property as permitted in Articles XVIII and XIX herein), in any case without the prior written consent of Lessor and the Participants and any such sublease, assignment, mortgage, pledge or transfer made without such consent shall be void. Notwithstanding the foregoing, Lessee may, without the consent of Lessor, the Administrative Agent or any of the Participants, (A) assign all of its rights in the Operative Documents to Parent Guarantor or any Domestic Subsidiary of Parent Guarantor (an “Affiliate Transferee”) (subject to applicable know your customer rules) so long as (i) no Event of Default has occurred and is then continuing or shall occur immediately after giving effect thereto, (ii) the current Lessee provides a joinder to the Guaranty (in the form attached thereto) of the obligations of such Affiliate Transferee (if other than the Parent Guarantor) under the Operative Documents, and the Guaranty otherwise remains in full force and effect (including the representations, warranties and covenants of the Parent Guarantor), and (iii) such Affiliate Transferee is not subject to any bankruptcy or insolvency proceedings at the time of such assignment, and (B) the Lessee may, so long as no Event of Default exists and is continuing, enter into subleases with any Person; provided (i) such Person shall not then be subject to any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors; (ii) no Event of Default shall then exist; (iii) the Guaranty shall remain in full force and effect; (iv) such sublease shall not discharge or diminish any of Lessee’s obligations to Lessor hereunder or to any other Person under any other Operative Document, it being understood that Lessee shall remain directly and primarily liable under this Lease with respect to all of the Leased Property; (v) solely with respect to subleases to any Subsidiary or Affiliate of Lessee, such sublease shall not extend beyond the last day of the Term; (vi) such sublease entered into after the Original Closing Date shall be made and shall expressly provide that it is subject and subordinate to this Lease and the rights of Lessor hereunder, provided that, in connection with any such sublease to a Person other than an Affiliate or Subsidiary of Lessee, and as a condition to the foregoing subordination, the sublessee shall benefit from customary non-disturbance protections, including that such sublessee not be disturbed in its occupancy of the subleased premises, and Lessor shall, at Lessee’s sole cost and expense, enter into a subordination, non-disturbance and attornment agreement in form and substance as set forth in Exhibit C attached hereto or that is otherwise reasonably satisfactory to Lessor and Lessee to confirm the foregoing (it being understood that any such subordination, non-disturbance and attornment agreement that was in effect immediately prior to the Restatement Date pursuant to the Second A&R Lease shall not be required to be re-executed or modified in connection with the restatement of the Second A&R Lease on the Restatement Date); (vii) such sublease contains market terms and conditions and permits a use that is consistent with existing use of the Leased Property; and (viii) any such sublease to any Person who is not either an Affiliate or Subsidiary of Lessee, when aggregated with all other subleases to Persons who are not either Affiliates or Subsidiaries of Lessee, shall not exceed thirty percent (30%) of the square footage of the gross leaseable area of the Leased Property; provided, however, that for purposes of the foregoing threshold, the Home Depot Ground Lease shall not be taken into account.

Lessee shall give Lessor prompt written notice of any assignment or sublease permitted under this Article VI, and Lessee shall, within fifteen (15) days after execution of any such assignment or sublease, deliver to the Administrative Agent a fully executed copy of such assignment or sublease and a certificate regarding compliance with the foregoing conditions. Lessee shall perform, at its sole cost and expense, any and all obligations with respect to each lease or sublease, as the case may be, for any portion of the Leased Property, whether such lease or sublease was in effect as of the Original Closing Date, is in effect as of the Restatement Date or is entered into thereafter.

Notwithstanding any provision of this Lease or any of the other Operative Documents to the contrary, Lessee may, without the consent to Lessor, the Administrative Agent or any of the Participants, amend, restate, modify, supplement, extend, terminate or waive the terms of any sublease subject to the requirements of this Article VI.

Unless an Event of Default has occurred and is continuing and Lessee receives written notice from Lessor or the Administrative Agent directing Lessee to pay to Administrative Agent any rents, issues, revenues, profits or other income (including all deposits of money as advanced rent or for security) received by Lessee under any sublease, Lessee shall have the right to retain, use and enjoy such rents, issues, revenues, profits and other income, and upon the cure of any such Event of Default, Lessee shall resume the right to receive, retain, use and enjoy such rents, issues, revenues, profits and other income.

Article VII
Lessee Acknowledgments

Section 7.1.      Condition of the Leased Property. The Lessee acknowledges and agrees that although Lessor will own and hold record title to the Leased Property, the Lessee, acting as Agent pursuant to the power of attorney granted to the Lessee by Lessor hereunder, is solely responsible for any alterations or modifications and all activities conducted in connection therewith including the obtaining of all permits required in accordance with Applicable Law. The Lessee further acknowledges and agrees that it is leasing the Leased Property “as is” without representation, warranty or covenant (express or implied) by Lessor, the Administrative Agent or the Participants and in each case subject to (a) the existing state of title (excluding Lessor Liens), (b) the rights of any parties in possession thereof, (c) any state of facts which an accurate survey or a physical inspection might show and (d) violations of requirements of Applicable Law with respect to the Leased Property, Lessee or its operations on or with respect to the Leased Property which may exist on the Restatement Date or thereafter. None of Lessor, the Administrative Agent or the Participants has made or shall be deemed to have made any representation, warranty or covenant (express or implied except as expressly provided in the Operative Documents) or shall be deemed to have any liability whatsoever as to the title (other than for Lessor Liens), value, habitability, use, condition (including environmental condition), design, operation, or fitness for use of the Leased Property (or any part thereof), or any other representation, warranty or covenant whatsoever, express or implied, with respect to the Leased Property (or any part thereof) and none of Lessor, the Administrative Agent or any of the Participants shall be liable for any latent, hidden, or patent defect therein (other than for Lessor Liens) or the failure of the Leased Property, or any part thereof, to comply with any Applicable Laws. All risks incident to the matters discussed in the preceding sentence, as between Lessor, the Administrative Agent and the Participants, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Section 7.1 have been negotiated, and, except to the extent otherwise expressly stated (including, without limitation, as expressly provided in Section 15.15 or 15.16 of the Participation Agreement, as applicable), the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of Lessor, the Administrative Agent or the Participants, express or implied, with respect to the Leased Property (or any interest therein), other than the obligation to remove Lessor Liens attributable to it, that may arise pursuant to any law in effect as of the Restatement Date or thereafter or otherwise.

Section 7.2.      Risk of Loss. During the Term, as between Lessee and Lessor, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars, Significant Condemnation or otherwise is assumed by the Lessee, and, except as otherwise provided in Section XIV herein with respect to the distribution of insurance or condemnation proceeds to the extent actually received by Lessor, Lessor shall in no event be answerable or accountable therefor.

Section 7.3.      Certain Duties and Responsibilities of Lessor. Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against Lessor, and Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of, alter, improve, investigate, remediate or otherwise deal with the Leased Property or any other part of the Collateral or its interest in the Operative Documents in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.

Article VIII
Possession and Use of The Property, Etc.

Section 8.1.      Possession and Use of the Leased Property. Lessee agrees that the Leased Property will be used (i) as an office, laboratory and research and development (including wet labs, dry labs and specialty labs) campus solely in the conduct of its business at the Site and the business of the tenants, sublessees and other occupants at the Site, as well as uses appurtenant thereto, including, without limitation, amenities relating thereto (including cafeteria, restaurant, child care, fitness centers and warehouse and storage facilities and parking), and for any other lawful purpose and (ii) in a manner consistent with this Lease and the other Operative Documents and applying standards of use no lower than the standards applied by the Lessee for other substantially similar properties owned or leased by the Lessee. At all times during the Term, the Leased Property shall remain in the possession and control of Lessee or its permitted assignees or sublessees. Lessee covenants and agrees that the Leased Property will at all times be used and operated under and in compliance in all material respects with (1) the terms of any contracts or agreements applicable to the use or operation of the Leased Property or any portion thereof to which Lessee is a party or by which Lessee is bound, or to the extent contemplated by the Operative Documents or, as a result of any action or omission of Lessee, to which Lessor is a party or by which Lessor is bound, (2) Applicable Laws and (3) all applicable Insurance Requirements. The Lessee shall not commit or permit any waste of the Leased Property or any part thereof. Lessee assumes and agrees to pay all fees, real property taxes and/or other Impositions, charges, costs, assessments, impositions, utilities and other amounts which relate to or arise during the Term in connection with the foregoing and the purchase, disposition, ownership, lease or use of any real or personal property, Governmental Actions and other rights, privileges or entitlements required to be paid in connection with the Leased Property. All such charges imposed with respect to the Leased Property for a billing period during which this Lease expires or terminates (except when Lessee purchases the Leased Property in accordance with the terms of this Lease, in which case Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between Lessee and Lessor or any purchaser of the Leased Property, and each party shall pay or reimburse the other for each party’s pro rata share thereof; provided, that in no event shall Lessor have any liability therefor. Lessee shall perform all obligations required to be performed by Lessor under the Tax Abatement Documents. Lessee hereby agrees to perform all obligations of Lessor, including without limitation, the payment of any pro-rations under the Purchase Agreement from and after the Original Closing Date (excluding, the payment of the Purchase Price). Lessee shall be entitled to receive any credit or refund received by the Lessor on account of any utility charges paid by Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, and the amount of such credit or refund shall be promptly paid over to Lessee.

Section 8.2.      Compliance with Requirements of Law and Insurance Requirements. (a) Subject to the terms of Article XII relating to permitted contests, the Lessee, at its sole cost and expense, shall (i) comply in all material respects with all Applicable Laws (including all Environmental Laws) relating to the Leased Property and Insurance Requirements, and (ii) procure, maintain and comply with in all material respects all licenses, permits, orders, approvals, consents and other authorizations required for the use, operation, maintenance, repair and restoration of the Leased Property and for the use, operation, maintenance, repair and restoration of the Facility.

(b)            Lessee shall not, and shall not suffer or permit a tenant under any sublease to, violate any Applicable Laws affecting the Leased Property, including the Controlled Substances Act, if such violation would result in the occurrence of an Event of Default under Section 16.1(p) below, including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act to the extent the same would constitute an Event of Default. Upon obtaining actual knowledge of any conduct contrary to this Section 8.2, Lessee shall promptly take all actions reasonably expected under the circumstances to terminate any such use of the Leased Property, including: (i) to give timely notice to an appropriate law enforcement agency of information that led the Lessee to know such conduct had occurred, and (ii) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Leased Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the Leased Property.

Section 8.3.      Specified Tax Abatement Documents. The Lessee shall not enter into any Specified Tax Abatement Document without the prior written consent of the Required Participants if such Specified Tax Abatement Document: (i) impose any obligations or covenants upon the Participants (including, without limitation, any payment or indemnity obligations), (ii) impair in any material respect Lessor’s or Administrative Agent’s rights to the Leased Property or access to the Leased Property or (iii) result in any transfer of title or any interest in the Leased Property or risk of forfeiture of the Leased Property, other than for Permitted Liens described in clause (m) of such definition.

Section 8.4.      Power of Attorney. During the Term and provided that no Event of Default shall have occurred and be continuing, and subject to the provisions of Articles VII, IX and X and Section 8.2, and without the requirement of any further instrument or action of Lessor, Lessor hereby appoints the Lessee as the agent and attorney-in-fact of Lessor for the purpose of exercising and enforcing, and with full right, power and authority to perform the obligations of Lessor and to exercise and to enforce, all of the right, title, interest and remedies of the Lessor in, under and to any agreements and arrangements concerning the use, operation, and repair of the Leased Property, which shall include the power and authority to execute documents relating thereto on behalf of Lessor, so long as such enforcement does not create, or such instruments do not contain, any liability on the part of the Lessor or require any indemnification from Lessor. Lessor agrees, to reasonably cooperate with Lessee and, upon Lessee’s request and at the Lessee’s expense, to execute and deliver and/or to join in the execution of such further instruments as may be necessary to enable the Lessee to perform Lessor’s obligations under such agreements and arrangements during the Term and to exercise and enforce the rights, remedies and obligations conferred to or delegated to the Lessee pursuant to this Section. Upon the expiration or termination of this Lease pursuant to the terms hereof or the express revocation after the occurrence and during the continuance of an Event of Default, the power of attorney granted to the Lessee under this Section shall automatically terminate. So long as no Event of Default has occurred and is continuing, any proceeds obtained by the Lessee from the enforcement of the warranties and obligations of any supplier of goods or services in respect of the Leased Property shall be held by the Lessee and applied from time to time to the repair and maintenance of the Leased Property, and any balance thereof remaining at the expiration of the Term shall be paid over to the Lessor or as it may direct, subject to Section 5.2 of the Participation Agreement.

Article IX
Maintenance and Repair; Reports

Section 9.1.      Maintenance and Repair. Lessee, at its own cost and expense, shall at all times during the Term (a) keep, repair and maintain the Leased Property in good working order, subject to ordinary wear and tear, and in any event at least as good as the condition of substantially similar property owned or leased by Lessee (it being acknowledged that certain portions of the Facility do not meet such standards and the Lessee shall have no obligation to perform any alterations to such areas of the Leased Property in order to meet such standard); (b) make such repairs to the Leased Property as are necessary (i) to comply in all material respects with all Applicable Laws, (ii) to comply in all material respects with applicable Insurance Requirements and (iii) to meet the maintenance and repair standard for similarly sized and situated “Class A” office, laboratory and research and development campuses (it being acknowledged that certain portions of the Facility do not meet such “Class A” standards and the Lessee shall have no obligation to perform any alterations to such areas of the Leased Property in order to meet such standard); (c) use the Leased Property only in accordance with Article VIII; (d) make all necessary or appropriate repairs, replacements, restorations, renewals and take all other actions with respect to the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (a) through (c), structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen; and (e) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the installation, construction and maintenance, use and operation, of the Leased Property.

Section 9.2.      Maintenance and Repair Records. Lessee shall keep maintenance and repair records in sufficient detail, at least on the same basis as records are kept for similar properties owned or leased by Lessee, Parent Guarantor or any of its Subsidiaries to indicate the nature and date of major work done at or to the Leased Property. Such reports shall be kept on file by Lessee at the Site, and shall be made available to Lessor upon reasonable request. Lessee shall give written notice to Lessor of any Event of Loss promptly after Lessee has knowledge thereof.

Section 9.3.      Lessor Not Obligated to Maintain or Repair. Lessor shall not under any circumstances be required to build any improvements on the Leased Property, make any repairs, replacements, Modifications or renewals of any nature or description to the Leased Property, make any expenditure whatsoever in connection with this Lease (other than with respect to obligations to make the Advance and Funding as required by the Participation Agreement) or maintain the Leased Property in any way. The Lessee waives any right it may have as of the Restatement Date or thereafter acquire to (i) require Lessor to maintain, repair, replace, restore, alter, remove or rebuild all or part of the Leased Property or (ii) make repairs at the expense of Lessor pursuant to, or to bring the Leased Property in compliance with, any Applicable Laws (including Environmental Laws), contract, agreement, or covenant, condition or restriction in effect at any time during the Term.

Article X
Modifications, Etc.

Section 10.1.      Improvements and Modifications. (a) (i) Lessee, at Lessee’s own cost and expense, shall make alterations, renovations, improvements, additions and upgrades to the Leased Property or any part thereof and substitutions and replacements therefor, and/or make changes the use of the Leased Property or any part thereof (collectively, “Modifications”) which are (A) necessary to repair or maintain the Leased Property in the condition required by Section 9.1; (B) necessary in order for the Leased Property to be in compliance with Applicable Laws (including Environmental Laws) in all material respects; or (C) necessary or advisable to restore the Leased Property to substantially the same condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIV (collectively, “Required Modifications”); and (ii) so long as no Event of Default has occurred and is continuing, Lessee or its subtenants, at Lessee’s or its subtenant’s, as applicable, sole discretion and cost and expense, may undertake other Modifications to the Leased Property so long as such Modifications comply with Applicable Laws in all material respects and with Section 9.1 and Section 10.1(b) (collectively, “Permitted Modifications”).

(b)            The making of any Modifications must be in compliance with the following requirements:

(i)            No Modifications shall be undertaken without the prior written consent of the Required Participants, except for the following, each of which shall be permitted without the consent of the Required Participants: (A) any Required Modifications, (B) any Modification or series of Modifications with a cost that does not exceed $30,000,000 individually or, when added to the cost of all other Modifications (other than Required Modifications and Permitted Development Projects) during such calendar year, does not exceed $100,000,000 in the aggregate for such calendar year (the “Annual Modification Cap”); provided, however, that any Modification that is in excess of the Annual Modification Cap shall only require the consent of the Required Participants if such Modification has a cost in excess of $10,000,000, (C) any Permitted Development Projects, (D) the Permitted 767 Improvements and (E) the Loop Road Bridge Work. Notwithstanding the forgoing, in no event shall any Modification to a structural element be made or undertaken without the prior written consent of the Lessor. Lessor shall respond to any consent request under this Section within fifteen (15) days of receipt of such request. The failure of the Lessor to respond shall be deemed a rejection of such consent. As used herein, the term “Loop Road Bridge Work” means the work and development on the Leased Property to connect the proposed pedestrian bridge to be constructed by one or more Affiliates of Lessee across Loop Road with certain of the buildings located on the Leased Property.

(ii)            No Modifications shall be undertaken (x) in violation in any material respect of the terms of any restriction (including any environmental deed restriction), easement, condition, covenant, no further action letter or other similar matter affecting title to or binding on the Leased Property or (y) until Lessee shall have procured and paid for, so far as the same may be required from time to time, all material permits and authorizations to such Modifications of all third Persons or Governmental Authorities having jurisdiction. If requested by Lessee, Lessor, at Lessee’s expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is requested by Lessee and is necessary or advisable as reasonably determined by Lessee. For the avoidance of doubt, nothing in this Section 10(b)(ii) shall serve to limit or restrict the rights granted to Lessee pursuant to Section 11.2 hereof.

(iii)            All Modifications shall be prosecuted in a diligent manner, be completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws and applicable Insurance Requirements then in effect.

(iv)            All Modifications shall, when completed, be of such a character as to not give rise to any material Environmental Claim or materially adversely affect the utility of the Facility. To the extent the consent of the Required Participants is required for a Modification pursuant to the terms of Section 10.1(b)(i) above, and if requested by the Required Participants, Lessor may obtain a report from a construction consultant or, at the option of the Required Participants, Lessor may engage an appraiser of nationally recognized standing, at Lessee’s sole cost and expense, to determine (by appraisal or other methods satisfactory to the Required Participants) the projected Fair Market Value of such item of the Leased Property as of the completion of the Modifications relating thereto.

(v)            Lessee shall have made adequate arrangements for payment of the cost of all Modifications when due so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Leased Property, other than Permitted Liens.

(vi)            Notwithstanding anything to the contrary herein, Lessee shall be permitted to remove and/or demolish portions of the Leased Property which are readily removable and are not required by Applicable Law for Lessee’s operation of the Facility in an aggregate amount not to exceed $20,000,000 over the Term.

Section 10.2.      Title to Modifications. (a) Title to the following described Modifications shall, without further act, vest in Lessor and shall be deemed to constitute a part of the Leased Property and be subject to this Lease:

(i)            Modifications which are in replacement of or in substitution for a portion of any item of Leased Property;

(ii)            Required Modifications; or

(iii)            Modifications that are Nonseverable.

If requested by Lessor in writing, Lessee shall execute and deliver any deeds, bills of sale, assignments or other documents of conveyance reasonably necessary to evidence the vesting of title in and to such Modifications to Lessor.

(b)            If such Modifications are not within any of the categories set forth in clauses (i) through (iii) of Section 10.2(a) (each Modification outside such indicated categories, an “Improvement”), then title to such Improvements shall vest in Lessee and such Improvements shall not be deemed to be Modifications which are part of the Leased Property.

(c)            Each Improvement to which Lessee shall have title may be removed at any time by Lessee or its designee so long as (i) removal thereof shall not (A) result in the violation of any Applicable Laws (including Environmental Laws) or (B) adversely affect the Lessee’s ability to comply with its obligations under this Lease or any other Operative Document, and (ii) no Event of Default is continuing. Other than with respect to any Improvement being temporarily removed for the purpose of upgrading such Improvement and any Improvement being removed and replaced in the ordinary course of Lessee’s business, Lessee agrees to notify Lessor in writing at least ten (10) days before it removes any such Improvement which had an original cost exceeding $30,000,000 individually or for which the consent of the Required Participants was required, and Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such Improvement. Lessor (or the purchaser of the Leased Property) may purchase from Lessee any such Improvement (if not already owned by Lessor) that Lessee intends to remove from the Leased Property prior to the return of the Leased Property to Lessor or sale of the Leased Property, which purchase shall be at the Fair Market Value of such Improvement as determined by the Appraiser at the time of such purchase. Title to any such Improvement shall vest in Lessor (or the purchaser of the applicable Leased Property) if not removed from the Leased Property by Lessee prior to the return of the Leased Property to Lessor or sale of the Leased Property. Modifications, title to which are vested in Lessor, shall be made available to the Lessee or its designee without cost during the Term and thereafter if the use thereof is necessary or useful for the operation of the Leased Property.

(d)            Notwithstanding anything to the contrary herein, the ownership of and title to all trade fixtures, Equipment, Improvements not transferred by Sellers to the Lessor under the Purchase Agreement, signs and other personal property owned by the Lessee and located on the Leased Property (“Lessee Property”) shall remain in the Lessee, and the Lessee Property may be removed by the Lessee from time to time and at the expiration or termination of the Term, so long as removal thereof shall not (A) result in the violation of any Applicable Laws in any material respect or (B) adversely affect the Lessee’s ability to comply with its obligations under this Lease or any other Operative Document. Furthermore, the Lessee shall have no obligation to remove the Lessee Property at the expiration or termination of the Term. In particular, the Lessee may opt to (i) sell, dispose or otherwise remove of any or all of the Lessee Property prior to or upon the expiration or termination of the Term or (ii) dismantle and abandon any or all of the Lessee Property. In addition, the Lessee shall have no obligation under this Lease to maintain any of the Lessee Property in its original condition. If the Lessee shall opt not to remove any or all of the Lessee Property at the expiration or termination of the Term, the Lessee Property shall be deemed abandoned and shall become the property of Lessor and Lessor agrees to accept such Lessee Property in AS-IS, WHERE-IS condition on the date of expiration or termination of this Lease. Except as otherwise expressly provided herein, Lessor shall be deemed to have waived any interest, lien or claim of any nature that Lessor, or its successors, assigns, lenders or agents may have as of the Restatement Date or thereafter obtain in the Lessee Property whether by operation of law, contract or otherwise.

Section 10.3.      Permitted Developments. (a) Lessor hereby acknowledges receipt of the existing development plans described on Schedule A attached hereto with respect to certain undeveloped portions of the Site (such portions of the Site, the “Undeveloped Areas”). Notwithstanding Section 10.1(b), Lessee shall be permitted to develop the Undeveloped Areas for uses that are consistent with the use of the Facility permitted hereunder (including, without limitation, wet labs, dry labs and specialty labs, as well as uses appurtenant thereto, including, without limitation, amenities relating thereto such as cafeteria, restaurant, child care, fitness centers and warehouse and storage facilities and parking) and otherwise in a manner in compliance in all material respects with Applicable Laws, and without the consent of Lessor, the Administrative Agent or any of the Participants, so long as the development is permitted under applicable zoning requirements and no Event of Default is continuing or will occur due to such development. At Lessee’s request, Lessor shall enter into a fully financeable ground lease (with nondisturbance and recognition and other customary lender protections) in form and substance reasonably satisfactory to Lessee and Lessor for the Undeveloped Area (any such ground lease for the Undeveloped Area or any portion thereof, a “Development Ground Lease”) and, upon execution thereof, such Undeveloped Area subject thereto shall no longer be subject to this Lease. The Development Ground Lease for any Undeveloped Area shall be triple net and have fair market rent payable thereunder and shall be for a 99-year term. Lessor and Lessee have entered into a fully financeable ground lease for the Parcel D Ground Leased Property. The Parcel D Ground Leased Property subject to the Parcel D Ground Lease is not subject to this Lease. Notwithstanding anything to the contrary herein:

(i)            whenever the Lessee elects to the purchase the Leased Property, or is otherwise required to purchase the Leased Property, (i) the Lessee shall correspondingly be required to purchase the Parcel D Ground Leased Property subject to the Parcel D Ground Lease and any Undeveloped Area subject to any Development Ground Lease then in effect, and (ii) upon Lessor’s or Administrative Agent’s receipt of the Purchase Amount, Lessor shall transfer good and marketable fee title to the Parcel D Ground Leased Property subject to the Parcel D Ground Lease and the Undeveloped Areas subject to any Development Ground Lease, in each case, to Lessee at Lessee’s sole cost and expense, free and clear of any and all liens caused or created by Lessor; and

(ii)            whenever the Lessee elects to the sell the Leased Property pursuant to its exercise of the Sale Option, (i) the Lessee shall correspondingly be required to sell on behalf of Lessor the Parcel D Ground Leased Property subject to the Parcel D Ground Lease and any Undeveloped Area subject to any Development Ground Lease then in effect, and (ii) on the date upon which such sale and transfer of the Leased Property is consummated in accordance with Articles XX and XXI, Lessor shall transfer good and marketable fee title to the Parcel D Ground Leased Property subject to the Parcel D Ground Lease and the Undeveloped Areas subject to any Development Ground Lease, in each case, to the relevant purchaser pursuant to the Sale Option at Lessee’s sole cost and expense, free and clear of any and all liens caused or created by Lessor.

(b)            Lessor hereby acknowledges receipt of the existing development plans described on Schedule A attached hereto with respect to certain developed portions of the Site described on Schedule B attached hereto (such portions of the Site, the “Permitted Developed Areas”). Notwithstanding section 10.1(b), Lessee shall be permitted to develop Permitted Developed Areas for uses that are consistent with the uses of the Leased Property permitted hereunder (including, without limitation, wet labs, dry labs and specialty labs, as well as uses appurtenant thereto, including, without limitation, amenities relating thereto such as cafeteria, restaurant, child care, fitness centers and warehouse and storage facilities and parking) and otherwise in a manner in compliance in all material respects with Applicable Laws, and without the consent of Lessor, the Administrative Agent or any of the Participants, so long as the development is permitted under applicable zoning requirements, consistent with the existing use of the Facility and no Event of Default is continuing or will occur due to such development. So long as the Lessee has paid the Permitted Developed Area Release Payment to the Participants (or to the Administrative Agent for distribution to the Participants), at Lessee’s request, Lessor shall enter into a fully financeable ground lease (with nondisturbance and recognition and other customary lender protections) in form and substance reasonably satisfactory to Lessee and Lessor for the Permitted Developed Area and, upon execution thereof, such Permitted Developed Area subject thereto shall no longer be subject to this Lease. The ground lease shall be triple net and have fair market rent payable thereunder and shall be for a 99-year term.

(c)            Lessor hereby conditionally assigns to Lessee or its designee the right to receive ground lease rent and any and all condemnation awards under the Parcel D Ground Lease, under any Development Ground Lease and under any ground lease executed pursuant to 10.3(b) hereof. If Lessee receives written notice from Lessor or the Administrative Agent, the assignment under this clause (c) shall be (i) suspended during the continuance of an Event of Default (but shall be reinstated upon the cure of such Event of Default) and (ii) terminated upon (x) the exercise of any sale or foreclosure remedies by Lessor or Administrative Agent upon the occurrence and during the continuance of any Event of Default or (y) the termination of this Lease pursuant to Section 16.2. During any such suspension, Lessor is authorized to notify the party paying the ground lease rent that all such ground lease rent shall be payable to the Lessor. If Lessee exercises the Sale Option, then the assignment under this clause (c) shall terminate on the date upon which a sale and transfer of the Leased Property is consummated in accordance with Articles XX and XXI, and, upon such termination, Lessor is authorized to notify the party paying the ground lease rent that all such ground lease rent shall be payable to the relevant purchaser pursuant to the Sale Option. To the extent permitted by law for applicable tax purposes, Lessor and Lessee acknowledge and agree that Lessee or its designee, as applicable, intends to disregard the amount of any ground lease rent received from Lessor pursuant to such assignment for U.S. income tax purposes.

(d)            Lessor acknowledges (and, by acceptance of any of the benefits of any Security Instrument, Administrative Agent and each Rent Assignee acknowledges) that (i) the Parcel D REA has been consented to by Lessor, (ii) the Liens of the Security Instruments and the right, interest and title of Lessor, Administrative Agent and the Rent Assignees in the Leased Property and other Collateral have been, and hereby are, subordinated to the rights of the Parcel D Ground Lease Lessee to the Leased Property granted pursuant to the Parcel D REA, and (iii) if Lessor, Administrative Agent or any Rent Assignee exercises any foreclosure, enforcement or other remedy available under any Security Instrument, none of Lessor, Administrative Agent or any Rent Assignee shall extinguish or otherwise impair the validity of the Parcel D REA with respect to the Parcel D Ground Lease Lessee’s interest or the Parcel D Ground Lease or any of the covenants running with the land described therein, which Parcel D REA and Parcel D Ground Lease shall thereafter continue in full force and effect with respect to the property encumbered by any Security Instrument.

Article XI
Covenants with Respect to Liens and Easements

Section 11.1.      Covenants with Respect to Liens. (a) During the Term, Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Leased Property, Lessor’s title thereto, or any interest therein. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to Lessor and the Administrative Agent, any such Lien (other than Permitted Liens) if the same shall arise at any time.

(b)            Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair, restoration or demolition of or to the Leased Property or any part thereof. Notice is hereby given that none of Lessor, the Administrative Agent or any of the Participants is or shall be liable for any labor, services or materials furnished or to be furnished to the Lessee, or to anyone holding the Leased Property or any part thereof through or under the Lessee, and that no mechanic’s or other Liens for any such labor, services or materials shall attach to or affect the interest of Lessor, the Administrative Agent or any Participant in and to the Leased Property and the other Collateral.

Section 11.2.      Lessee’s Grants and Releases of Easements; Lessor’s Waivers. Following the Base Term Commencement Date and provided that no Event of Default shall have occurred and be continuing at the time of the applicable action by the Lessee, and subject to the provisions of Articles VII, IX and X and Section 8.2, and without the requirement of any further instrument or action of Lessor, Lessor hereby consents in each instance to the following actions by the Lessee in the name and stead of Lessor and as the true and lawful attorney-in-fact of Lessor with full power and authority to execute documents on behalf of Lessor for the following purposes, but at the Lessee’s sole cost and expense: (a) the granting of, or entry into agreements in connection with, easements, licenses, rights-of-way, building and use restrictions and covenants and other rights and privileges in the nature of easements or similar interests and burdens reasonably necessary or desirable for the use, repair, maintenance, alteration, improvement or protection of the Leased Property as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of, or burden to, the Leased Property; (c) the execution of amendments to, or waivers or releases of, any easements, licenses or covenants and restrictions affecting the Site; (d) the exercise of all rights under any redevelopment agreement or document contemplated thereby affecting the Site and (e) the procurement, continuance, renewal and replacement of all licenses, permits and other authorizations required under Applicable Law to use, operate, maintain and develop the Leased Property; provided, however, that in each case (i) such grant, release, dedication, transfer, amendment, agreement or other action does not materially adversely affect the Fair Market Value, utility, residual value or remaining useful life of the Leased Property, ordinary wear and tear excepted; (ii) such grant, release, dedication, transfer, amendment, agreement or other action in the Lessee’s judgment is reasonably necessary in connection with the use, maintenance, alteration, improvement or protection of the Leased Property; (iii) such grant, release, dedication, transfer, amendment, agreement or other action will not cause the Leased Property or any portion thereof to fail to comply with the provisions of this Lease or any other Operative Documents or any Applicable Laws (including, without limitation, all applicable Environmental Laws, zoning, planning, building and subdivision ordinances, any applicable restrictive covenants and any applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, amendment, agreement or other action have been obtained, and all filings with any Governmental Authorities required prior to such action have been made; (v) the Lessee shall remain obligated under this Lease and under any instrument executed by the Lessee consenting to the assignment of Lessor’s interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication, transfer, amendment, agreement or other action had not been effected; (vi) during the Term, the Lessee shall timely pay and perform any obligations of Lessor under such grant, release, dedication, transfer, amendment, agreement or other action and (vii) with respect to any action described in Section 11.2(a) through Section 11.2(d), inclusive, no such action described in such sections would reasonably be expected to have a Material Adverse Effect. Without limiting the effectiveness of the foregoing; provided that no Event of Default shall have occurred and be continuing, Lessor shall, upon the request of the Lessee, and at the Lessee’s sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, amendment, agreement or other action to any Person permitted under this Section. By undertaking any of the acts described in clauses (a) through (e) above, Lessee shall be deemed to have represented and warranted to each of the Participants that each such grant, release, dedication, transfer, amendment, agreement or other action complies with and Lessee has satisfied each of the requirements listed in clauses (i) through (vii) in the proviso above.

Article XII
Permitted Contests

Section 12.1.      Permitted Contests in Respect of Applicable Laws. Notwithstanding anything contained herein or in any Operative Document to the contrary (but subject to the last sentence of this paragraph), if, to the extent and for so long as (x) a test, challenge, contest, appeal or proceeding for review of (a) any Applicable Laws relating to the Leased Property or any part thereof or the obligation to comply therewith or (b) any Supplemental Rent payable to any Person other than Lessor, Administrative Agent or any Rent Assignee, shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (y) compliance with such Applicable Laws shall have been excused or exempted by a valid nonconforming use, variance, permit, waiver, extension or forbearance, during the Term, Lessee shall not be required to comply with such Applicable Laws or to make such payment but only if and so long as any such test, challenge, contest, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of Lessor and the Administrative Agent, or, in the case of (A) (B)(2) or (B)(5) below, in the reasonable opinion of any affected Participant, involve (A) any risk of criminal liability being imposed on Lessor, Administrative Agent or any Participant or (B) any material risk of (1) the foreclosure, forfeiture or loss of the Leased Property, or any material part thereof, (2) the nonpayment, reduction or abatement of Rent to Lessor, Administrative Agent or any Rent Assignee, (3) the interruption or cancellation of any insurance coverage required to be maintained by the Lessee pursuant to Article XIII, (4) any sale of, or the creation of any Lien (other than a Permitted Lien) on, any material part of the Leased Property (provided, however, nothing herein shall be deemed to reduce or diminish Lessee’s obligations under Section 11.1), (5) civil liability being imposed on Lessor, the Administrative Agent or any Participant for which the Lessee is not obligated, or has not otherwise agreed, to fully indemnify such parties under the Operative Documents, or (6) enjoinment of, or interference with, the use, possession or disposition of the Leased Property in any material respect. Subject to Article XIII of the Participation Agreement, Lessee shall also have a right to contest and appeal any Taxes or Impositions.

Lessor will not be required to join in any proceedings pursuant to this Section 12.1 unless a provision of any Applicable Laws requires that such proceedings be brought by or in the name of Lessor; and in that event Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) the Lessee has not elected the Sale Option and (ii) the Lessee agrees in writing to pay, and pays, all related out-of-pocket expenses and agrees in writing to indemnify Lessor, the Administrative Agent and the Participants, in form and substance reasonably satisfactory to each of the respective Indemnitees, in respect of any claim relating thereto (it being agreed that exceptions and/or limitations to any such indemnity of the type set forth in Article XIII of the Participation Agreement shall be deemed to be satisfactory to each of the respective Indemnitees).

Article XIII
Insurance

Section 13.1.      Required Coverages. During the Term, Lessee will provide or cause to be provided insurance with respect to the Leased Property in the following coverages and amounts:

(a)            General Liability Insurance. Combined single limit insurance against claims for third-party bodily injury, including death, and third-party property damage occurring as a result of the ownership, use, maintenance or operation of the Leased Property in an amount, at least equal to $1,000,000 per occurrence and $2,000,000 annual aggregate. Such coverage may be subject to deductibles up to an amount that is consistent with Lessee’s insurance program for similar property owned or leased by Lessee. Any such deductible shall be for the sole account of Lessee.

(b)            Property Insurance. Insurance against all-risk of physical loss of or damage to the Leased Property or any portion thereof by reason of any insurable peril in an amount equivalent to the replacement cost of the Leased Property.

(c)            Builder’s Risk. Lessee shall during the construction of any Modifications maintain, for the benefit of the Participants, all risk Builders’ Risk Insurance in an amount at least equal to the replacement value of the Facility or Modifications, as applicable. The Builder’s risk insurance coverage required herein may be included in Lessee’s property insurance.

(d)            Workers’ Compensation and Employers Liability. Lessee shall maintain during the Term of this Lease, including during construction of any Modifications and the operation of the Leased Property, statutory workers’ compensation insurance in compliance with the Applicable Laws and employer’s liability insurance in an amount of $1,000,000 bodily injury for each accident, bodily injury for each employee by disease and policy limit by disease.

(e)            Flood Insurance. Lessee shall, at any time, if any portion of the Site, Facility, any Improvements or Modifications are located in an area identified by the Federal Emergency Management Agency of the United States of America or other applicable Governmental Authority as having special flood and mudslide hazards, obtain flood insurance on such portion of the Site, Facility, any Improvements or Modifications, as applicable.

(f)         Excess/Umbrella Liability. Excess/Umbrella insurance providing coverage in excess of the insurance coverage required in paragraph (a) and the employer’s liability insurance required in paragraph (d) herein with a limit of $10,000,000 per occurrence and $10,000,000 in the annual aggregate.

Section 13.2.    Insurance Coverage. The insurance coverage required in Section 13.1 shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by Lessee shall be rated in A.M. Best’s Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) and shall have a general policyholder rating of “A-” (or comparable rating for a rating by an organization other than A.M. Best) and a financial rating of at least “VIII” (or comparable rating for a rating by an organization other than A.M. Best) or be otherwise reasonably acceptable to the Required Participants. All policies of liability insurance required herein, with the exception of workers compensation, shall name Lessor, the Administrative Agent and each Participant, as additional insureds and, in the case of property insurance maintained by Lessee, it shall name the Lessor, as mortgagee and sole loss payee with respect to the Leased Property (but subject to the obligations of Lessor and Administrative Agent under Section 14.1 of this Lease). Each policy referred to in Section 13.1 shall provide that: (i) it will not be canceled or its limits reduced, or allowed to lapse without renewal, except after not less than thirty (30) days’ prior written notice to Lessor and Administrative Agent (and after not less than ten (10) days for nonpayment of premium); (ii) the interests of Lessor, the Administrative Agent and any Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by Lessee or any other Person having an interest in the Leased Property; (iii) such insurance is primary with respect to any other insurance carried by or available to Lessor, the Administrative Agent or any Participant; (iv) the insurer shall waive any right of subrogation against the Participants and Administrative Agent; and (v) any such liability policy shall contain a cross-liability/separation of insureds clause providing for coverage of Lessor, the Administrative Agent and each Participant, as if separate policies had been issued to each of them. Lessee will promptly provide Lessor with prior written notice of any policy modification or amendment that will result in the applicable insurance policy no longer satisfying with the requirements of Section 13.1 hereof.

Section 13.3.    Delivery of Insurance Certificates. On or before the Restatement Date, Lessee shall deliver to Administrative Agent and Lessor certificates of insurance evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Term, at the time each of Lessee’s insurance policies is renewed (but in no event less frequently than once each year) or upon written request by Lessor when an Event of Default exists, Lessee shall deliver to Administrative Agent and Lessor certificates of insurance evidencing that all insurance required by Sections 13.1 and 13.2 to be maintained by Lessee is in effect.

Section 13.4.    Insurance by Lessor, Administrative Agent or any Participant. Lessor, the Administrative Agent or any Participant may at its own expense carry insurance with respect to its interest in the Leased Property, and any insurance payments received from policies maintained by Lessor, the Administrative Agent or any Participant shall be retained by Lessor, the Administrative Agent or such Participant, as the case may be, without reducing or otherwise affecting Lessee’s obligations hereunder.

Section 13.5.    Self-Insurance. From and after the Restatement Date, and from time to time thereafter during the Term, and for any length of time, as long as Parent Guarantor has an Investment Grade Rating, then in lieu of procuring and maintaining any or all of the insurance coverage required pursuant to Section 13.1(b), Lessee may elect to maintain a self-insurance program; provided that such self-insurance program shall be consistent with Lessee’s and Parent Guarantor’s insurance program for similar properties of this type and shall be compliant with Lessor’s credit standards. If Lessee elects to maintain a self-insurance program pursuant to this Section 13.5, then Lessee at Lessor’s written request, shall provide to Lessor and the Administrative Agent a certificate or other evidence of insurance reasonably satisfactory to Lessor and the Administrative Agent, setting forth the self-insured coverages. If Lessee’s self-insurance program fails to satisfy the requirements set forth in this Section 13.5, then Lessee shall provide evidence of the insurance required under Section 13.1(b) hereof not later than ten (10) Business Days after the occurrence of such failure of Lessee’s self-insurance program.

Article XIV
Casualty and Condemnation

Section 14.1.    Casualty and Condemnation. (a) Subject to the provisions of this Article XIV, if all or any portion of the Leased Property suffers a Casualty during the Term (other than a Significant Casualty as to which a Termination Notice has been given), Lessee shall give notice thereof to Lessor promptly after Lessee has knowledge thereof and Lessee shall control the negotiations with the relevant insurer (unless an Event of Default exists in which case Lessor shall be entitled to control such negotiations) and, except as otherwise provided in this Section 14.1, and any insurance proceeds payable by an insurer with respect to such Casualty up to $50,000,000 individually and $100,000,000 in the aggregate per annum shall be paid directly to the Lessee, or if received by Lessor, the Administrative Agent or the Rent Assignees, shall be paid over to the Lessee and shall be used by Lessee solely for the reconstruction, restoration and repair of such Leased Property, and if the use of, access to, occupancy of or title to the Leased Property or any part thereof is the subject of a Condemnation (other than a Significant Condemnation as to which a Termination Notice has been given), then any award or compensation relating thereto up to $50,000,000 individually and $100,000,000 in the aggregate per annum shall be paid to the Lessee and shall be used by Lessee solely for the restoration of the Leased Property. Lessor hereby agrees to promptly remit to Administrative Agent all insurance proceeds received with respect to a Casualty or Condemnation to the extent not required to be paid over to Lessee under this Section 14.1. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds payable by an insurer shall be paid directly to the Administrative Agent or, if received by the Lessee, shall be held in trust for the Participants and shall be paid over by the Lessee to the Administrative Agent. All amounts held by Lessor or Administrative Agent on account of any award, compensation or insurance proceeds either paid directly to Lessor or Administrative Agent or turned over to Lessor or Administrative Agent, to the extent not otherwise required to be paid to the Lessee, shall be held in trust in a segregated account and applied to reimburse the Lessee from time to time during the course of the Lessee’s reconstruction, restoration and/or repair of the Leased Property and compliance with the provisions of Article IX hereof (or to otherwise make payments for any costs and expenses thereof as directed by the Lessee); provided, however, in each case after the occurrence and during the continuance of an Event of Default such proceeds shall at the option of Lessor (at the direction of the Required Participants) either be (A) paid to the Lessee for the reconstruction, restoration and/or repair of such Leased Property subject to such Casualty or Condemnation in accordance with this clause (A), or (B) applied to the Lease Balance and any other amounts owed by Lessee under the Operative Documents in accordance with Article XVI.

(b)            In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings during the Term, Lessee shall give notice thereof to Lessor promptly after Lessee has knowledge thereof and, to the extent permitted by Applicable Laws, Lessee shall control the negotiations with the relevant Governmental Authority unless an Event of Default exists or such condemnation or requisition could result in a Significant Condemnation in which case Lessor shall be entitled to control such negotiations; provided, that in any event, Lessor may participate at Lessor’s expense (or, if an Event of Default exists, Lessor may control or participate at Lessee’s expense) in such negotiations; and provided in all cases, that no settlement will be made without Lessor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Lessee shall give to Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Article XIII, and are in the possession of Lessee, as are reasonably requested by Lessor. If the proceedings relate to a Significant Condemnation, Lessee shall act diligently in connection therewith. Nothing contained in this Section 14.1(b) shall diminish Lessor’s rights with respect to condemnation awards and property insurance proceeds under Articles XIII or XIV.

(c)            In no event shall a Casualty or Condemnation affect the Lessee’s obligations to pay Rent pursuant to Section 3.1 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Articles XVIII and XXI.

(d)            If, pursuant to this Article XIV, this Lease shall continue in full force and effect following a Casualty or Condemnation, and provided that each of the Administrative Agent and the Participants releases and remits to Lessee all award, compensation or insurance proceeds held by the Administrative Agent or Lessor, as applicable, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Leased Property in accordance with this clause (d), Lessee shall pay the shortfall), promptly and diligently repair any damage to the Leased Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 9.1 and 10.1 so as to restore, to the extent practicable, the Leased Property to at least substantially the same condition and value, in each case in all material respects, as existed immediately prior to such Casualty or Condemnation or to another use permitted under Section 8.1; provided that, following completion of such changes and restorations, the value of the Leased Property is not substantially less than the value of the Leased Property immediately prior to such Casualty or Condemnation. In such event, title to the Leased Property shall remain with Lessor subject to the terms of this Lease. Upon completion of restorations with costs in excess of $5,000,000, upon the request of Lessor, the Lessee shall furnish to Lessor a Responsible Officer’s Certificate confirming that such restoration has been completed pursuant to this Lease. Any proceeds remaining after completion of such restoration shall be paid to, or retained by, as applicable, the Lessee.

Section 14.2.    Environmental Matters. During the Term, at Lessee’s sole cost and expense, Lessee shall in a reasonably prompt and diligent manner undertake or cause to be undertaken any investigation, response, clean up, remedial restoration or other action necessary to investigate, remove, clean up, remediate or otherwise address any Environmental Violation to the extent required by Applicable Laws with respect to the Leased Property or at any off-site location impacted by any environmental condition or activities at, on or from the Leased Property.

Section 14.3.    Notice of Environmental Matters. (a) Lessee shall provide to Lessor written notice of any pending or threatened (in writing) Environmental Claim, action or proceeding involving any Environmental Violation or any Release on, at, under or from the Leased Property, from which violation or Release would reasonably be expected to require in excess of $500,000 in remediation costs, or which would reasonably be expected to result in the imposition of material civil liability or criminal penalties upon Lessor, the Administrative Agent or any Participant (any such Environmental Violation or Release, a “Material Environmental Violation”), as promptly as reasonably practicable after becoming aware of such pending or threatened Environmental Claims. All such notices shall describe in reasonable detail the nature of the Material Environmental Violation, including any Environmental Claims, actions or proceedings in respect thereof, and Lessee’s proposed response thereto. In addition, Lessee shall provide to Lessor and Administrative Agent, within ten (10) Business Days of receipt, copies of all material communications with any Governmental Authority relating to any such Material Environmental Violation. Lessee shall also as promptly as reasonably practicable provide such detailed reports of any such Material Environmental Violations as may reasonably be requested by Lessor or Administrative Agent.

(b)            In the event that any Material Environmental Violation (x) would reasonably be expected to require remediation costs of $1,000,000 or more as determined by Lessor acting in its reasonable discretion, or (y) would reasonably be expected to result in the imposition of material civil liability or criminal penalties upon Lessor, the Administrative Agent or any Participant, of $1,000,000 or more, as determined by such party acting in its reasonable discretion (such a Material Environmental Violation shall be referred to herein as a “Specified Material Environmental Violation”), Lessee shall (1) promptly cause a report by an environmental consultant selected by Lessee and reasonably acceptable to Lessor to be delivered to Lessor, which report shall (i) describe the Specified Material Environmental Violation and the remedial actions to be taken by Lessee (or its agents) in response to such Specified Material Environmental Violation (and including the anticipated time period in which such Specified Material Environmental Violation is capable of being remedied assuming Lessee (or its agents) are diligently performing such remediation), (ii) contain an estimate for all remediation expenses (including any fines and/or related costs) and the duration of such remedial actions and (iii) contain a statement by such consultant that such Specified Material Environmental Violation would be remedied in compliance in all material respects with applicable Environmental Law after the completion of such remedial actions described in such report and (2) provide evidence, reasonably satisfactory to Lessor, of sufficient financial means to pay for (i) all remediation expenses (including any fines and/or related costs) in the amounts set forth in such consultant’s report and (ii) all indemnification obligations of Lessee arising under this Lease or any other Operative Documents (including, without limitation, any legal defense costs of a pending, threatened, and/or anticipated civil or criminal proceeding), or, if not reasonably satisfactory to Lessor, Lessee shall post collateral in such amount as reasonably determined by the Lessor. Lessor shall have the right to terminate this Lease due to such Specified Material Environmental Violation, pursuant to the terms of Article XV hereof, if (x) Lessor reasonably determines that such environmental consultant’s report delivered in connection with such Specified Material Environmental Violation contains manifest error and based upon such error, Lessor determines that the remedial actions described in such report would not result in such Specified Material Environmental Violation being remedied (1) in compliance in all material respects with applicable Environmental Law, (2) for the costs set forth in such consultant’s report or (3) within the time period set forth in such consultant’s report or (y) the Lessee has failed to provide evidence (or, in the alternative, the posting of collateral), reasonably satisfactory to Lessor, of sufficient financial means to pay for (i) all remediation expenses (including any fines and/or related costs) and (ii) all indemnification obligations of Lessee arising under this Lease or any other Operative Documents (including, without limitation, any legal defense costs of a pending, threatened, and/or anticipated civil or criminal proceeding), in each case, in such amounts as have been reasonably determined by the Required Participants, after consultation, at Lessee’s sole cost and expense, with such environmental consultant; provided that, in the case of this subclause (y), only if such failure continues beyond a period to be agreed after written notification to the Lessee of such amounts so determined by the Required Participants and, if applicable, that previously delivered evidence is not reasonably satisfactory to Lessor.

(c)            Lessee shall diligently perform, or cause to be diligently performed, all investigative and remedial actions necessary to cause any Material Environmental Violation to be remediated in compliance in all material respects with applicable Environmental Law and, upon completion of remedial action of any Material Environmental Violation by Lessee, Lessee shall cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Material Environmental Violation and the actions taken by Lessee (or its agents) in response to such Material Environmental Violation, and a statement by the consultant that the Material Environmental Violation has been remedied in compliance in all material respects with applicable Environmental Law.

(d)            Each such Material Environmental Violation shall be remedied prior to the Expiration Date unless all, but not less than all, of the Leased Property has been purchased by Lessee in accordance with Article XV or Article XVIII. Nothing in this Article XIV shall reduce or limit Lessee’s obligations elsewhere in this Lease or under the Participation Agreement.

Article XV
Termination of Lease

Section 15.1.    Termination upon Certain Events. (a) If an Event of Loss or Specified Significant Environmental Event occurs during the Term with respect to the Leased Property, then Lessor may elect to terminate this Lease by giving written notice (a “Termination Notice”) to the Lessee (within sixty (60) days of Lessor obtaining actual knowledge of the Event of Loss or Specified Significant Environmental Event), with such termination to be effective on the Payment Date specified in Section 15.1(b). If Lessor fails to elect to terminate this Lease as provided in this Section 15.1(a), Lessor shall be deemed to have elected to require Lessee to restore, rebuild or remediate the Leased Property pursuant to Section 14.1(d) or Section 14.3, as applicable, and Lessee shall undertake and diligently pursue such restoration, rebuilding or remediation.

(b)            Following Lessee’s receipt of the Termination Notice, the Lessee shall be obligated to purchase Lessor’s interest in all, but not less than all, of the Leased Property on the date occurring ninety (90) days from the date Lessee receives the Termination Notice (or the next occurring Business Day) by paying an amount equal to the Purchase Amount to the Administrative Agent.

Section 15.2.    Termination Procedures. On the date of the payment by the Lessee of the Purchase Amount in accordance with Section 15.1(b) (such date, the “Termination Date”), this Lease shall terminate and, concurrent with the Administrative Agent’s (or, as applicable, Lessor’s) receipt of such payment:

(i)            Lessor and Lessee shall comply with the provisions of Sections 21.1(i) through 21.1(iv); and

(ii)           Lessor, the Administrative Agent and each of the Participants shall convey to the Lessee any net proceeds (that is, after deducting all reasonable and documented costs and expenses incurred by Lessor, Administrative Agent or any Participant incident to collecting any such proceeds of the Event of Loss or Specified Significant Environmental Event, including, without limitation, reasonable fees and expenses for counsel, subject to the limitations set forth in Section 15.17 of the Participation Agreement) with respect to the Event of Loss or Specified Significant Environmental Event giving rise to the termination of this Lease theretofore received by Lessor, the Administrative Agent or such Participant, as applicable, or, at the request of the Lessee, to the extent actually received and if acceptable to Lessor in its sole judgment, Lessor shall apply such amounts against sums due hereunder.

Article XVI
Events of Default

Section 16.1.    Events of Default. The occurrence and continuation of any one or more of the following events shall constitute an “Event of Default”:

(a)            the occurrence of a Payment Default;

(b)            the Lessee shall fail to maintain insurance as required by Section 13.1 and Section 13.2 of this Lease;

(c)            (i) the Lessee shall fail to observe or perform any covenant, condition or agreement applicable to it (or its Subsidiaries, to the extent applicable) contained in Sections 9.1 of the Participation Agreement (solely with respect to Lessee’s existence) or (ii) any Guarantor shall fail to observe or perform any covenant, condition or agreement applicable to it (or its Subsidiaries, to the extent applicable) contained in Sections 8(b)(i) of the Guaranty, 8(c) of the Guaranty (solely with respect to the existence of Lessee, the Parent Guarantor or any other Guarantor that is also a borrower under the Bank Credit Agreement), 8(h) of the Guaranty or Section 9 of the Guaranty (other than clause (y) of Section 9(b) of the Guaranty);

(d)            any representation, warranty or statement made or deemed to be made by or on behalf of Lessee or any Guarantor, as applicable, in or in connection with any Operative Document to which it is a party or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Lease or any other Operative Document (including any amendment or modification thereof or waiver thereunder) shall prove to have been incorrect in any material respect when made or deemed made;

(e)            Lessee or any Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement applicable to it contained in the Operative Documents (other than those specified in clause (a), (b) or (c) of this Section 16.1) or any other Operative Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent or the Lessor to the Lessee; provided, however, that, if such failure is capable of cure but cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within such thirty (30) day cure period and the Lessee or a Guarantor is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional ninety (90) days, but not to extend beyond the Expiration Date;

(f)            Lessee, any Guarantor or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness of Lessee, such Guarantor or Material Subsidiary, as applicable, when and as the same shall become due and payable, which is not cured within any applicable grace period therefor;

(g)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period, and delivery of any applicable required notice, provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Material Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under the Operative Documents), (ii) any Material Indebtedness that becomes due as a result of a refinancing or replacement thereof not otherwise prohibited by Section 9(a) of the Guaranty, (iii) any reimbursement obligation in respect of a letter of credit, bankers acceptance or similar obligation as a result of a drawing thereunder by a beneficiary thereunder in accordance with its terms, (iv) any such Material Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Material Indebtedness that has become due is so prepaid in full with such net proceeds required to be used to prepay such Material Indebtedness when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Material Indebtedness, (v) any redemption, repurchase, conversion or settlement with respect to any Permitted Convertible Notes pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default and (vi) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, examinership, reorganization or other relief in respect of Lessee, any Guarantor or any Material Subsidiary or any of their debts, or of a substantial part of any of their assets, under any federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law in effect as of the Restatement Date or thereafter or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Lessee, any Guarantor or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, undischarged or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; provided that this subsection (h) shall not apply to any liquidation of a Subsidiary permitted by Section 9(c) of the Guaranty;

(i)            Lessee, any Guarantor or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law in effect as of the Restatement Date or thereafter, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 16.1(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Lessee, any Subsidiary or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; provided that this subsection (i) shall not apply to any liquidation of a Subsidiary permitted by Section 9(c) of the Guaranty;

(j)            Lessee, any Guarantor or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)            one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 (to the extent not adequately covered by indemnity from a third party as to which the indemnifying party has not denied its indemnification obligations, self-insurance (if applicable) or insurance as to which the relevant third party insurance company has not denied coverage) shall be rendered against Lessee, any Guarantor, any Material Subsidiary or any combination thereof and the same shall remain unpaid, undischarged, unvacated or undismissed for a period of sixty (60) consecutive days during which execution shall not be effectively stayed (by reason of pending appeal or otherwise), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Lessee, any Guarantor or any Material Subsidiary to enforce any such judgment and such action shall not have been effectively stayed;

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)            a Change in Control shall occur;

(n)            (i) any Operative Document to which Lessee or a Guarantor is a party, after execution thereof and for any reason other than as expressly permitted hereunder or thereunder or in satisfaction in full of the Obligations, ceases to be valid, binding and enforceable against the Lessee or any Guarantors party thereto in accordance with its terms in all material respects (or Lessee or any Guarantor shall challenge the enforceability of any Operative Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any material provision of any of the Operative Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms in any material respect, other than as expressly permitted hereunder or thereunder or in satisfaction in full in cash of the Obligations then due and payable) or (ii) the security interest and lien securing Lessee’s obligations under the Operative Documents, in whole or in part, ceases to be a perfected first priority security interest and lien (subject only to Permitted Liens);

(o)            any authorization or approval or other action by any Governmental Authority or regulatory body required for the execution, delivery or performance of the Participation Agreement or any other Operative Document by Lessee or any Guarantor shall fail to have been obtained or be terminated, revoked or rescinded or shall otherwise no longer be in full force and effect, to the extent the foregoing would reasonably be expected to have a Material Adverse Effect; or

(p)            a judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Leased Property, on the grounds that the Leased Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Leased Property or the Consolidated Mortgage shall become subject to forfeiture or seizure in connection therewith; provided, however, that no Event of Default shall occur under this Section 16.1(p) unless Lessee fails to have the enforcement action stayed (so long as such stay is not lifted) or resolved within sixty (60) days after the commencement of such proceedings.

Section 16.2.    Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, so long as such Event of Default is continuing, do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default, but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1:

(a)            subject to Lessee’s rights under Section 18.1, Lessor may, by notice to the Lessee, rescind or terminate this Lease as to any or all of the Leased Property as of the date specified in such notice; provided, however, (i) no reletting or taking of possession of the Leased Property (or any portion thereof) by Lessor will be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;

(b)            Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of the Participation Agreement and Article IX and Sections 8.2 and 14.2 hereof, and Lessee shall comply with the requirements of Section 15.2 to the extent requested by Lessor, as if the Leased Property were being returned at the end of the Term, and Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Laws, enter upon the Site and take immediate possession of (to the exclusion of the Lessee) the Leased Property or any part thereof and expel or remove the Lessee, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession (provided, however, Lessor shall remain liable for actual damages caused by its gross negligence or willful misconduct), whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor’s other damages, the Lessee shall be responsible for all actual and documented costs and expenses (which costs and expenses shall be reasonable if within the control of Lessor) incurred by Lessor and the Participants in connection with any reletting, including, without limitation, reasonable brokers’ fees and all actual costs of any reasonable alterations or repairs made by Lessor that are required to maintain the Leased Property in the condition required by this Lease;

(c)            Lessor may sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of the Lessee with respect thereto (except to the extent required below if Lessor shall elect to exercise its rights thereunder) in which event the Lessee’s obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated;

(d)            Lessor may, at its option, (i) elect not to terminate this Lease with respect to the Leased Property and continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce the Lessee’s obligations under this Lease as and when the same become due, or are to be performed, and (ii) upon any abandonment of the Leased Property by the Lessee, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs (and the Lessee shall pay the reasonable costs of such repairs) in order to relet the Leased Property, and relet the Leased Property or any part thereof (in place, if so elected by Lessor) for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to the Lessee’s obligations hereunder and the other Operative Documents in such order, proportion and priority as Lessor may elect in Lessor’s sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to the Leased Property to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the next Payment Date;

(e)            Lessor may demand, by written notice to the Lessee, that the Lessee pay to Lessor within ten (10) Business Days after receipt of such notice an amount equal to the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent), then upon Lessor’s receipt of the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent), Lessor shall convey the Leased Property, the other Collateral and the Parcel D Ground Leased Property to the Lessee in accordance with Article XXI. Lessor acknowledges and agrees that upon the declaration of an Event of Default, to the maximum extent permitted by law, the Lessee waives any right to contest that the payment of the amount described in the preceding sentence constitutes the correct liquidated recourse sum due upon acceleration of this instrument;

(f)            Lessor may exercise any other right or remedy that may be available to it under Applicable Laws, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Term, in which event such suit shall be deemed not to have accrued until the expiration of the Term;

(g)            Lessor may retain and apply against the Lease Balance and all other amounts due and owing by the Lessee under the Operative Documents, in accordance with Section 5.3 of the Participation Agreement, all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease and upon payment in full of the Lease Balance and all such amounts described above in this clause (g), the Leased Property, other Collateral and Parcel D Ground Leased Property shall be conveyed to Lessee in accordance with Section 21.1 of this Lease (except to the extent the Leased Property and other Collateral has been sold pursuant to this Section 16.2);

(h)            if an Event of Default pursuant to Section 16.1(h) or (i) shall have occurred and be continuing with respect to the Lessee or the Parent Guarantor, Lessor, as a matter of right and with notice to the Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Leased Property, and the Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry onto the Site, and shall continue as such and exercise such powers until the date of confirmation of the sale of the Leased Property or the other Collateral unless such receivership is sooner terminated; or

(i)            upon the occurrence of the Event of Default described in Section 16.1(h) or (i) with respect to the Lessee or the Parent Guarantor, whether or not another Event of Default described in one or more other clauses of Section 16.1 shall have been or thereafter is declared, this Lease shall terminate immediately without notice and Lessee shall immediately pay to the Administrative Agent, on behalf of Lessor, as and for liquidated damages and without limitation on any other remedies provided for herein, an amount equal to the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent).

To the maximum extent permitted by law, the Lessee hereby waives (x) the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws in force as of the Restatement Date or thereafter and all rights of marshaling in the event of any sale of the Leased Property or the other Collateral or any interest therein and (y) any rights as of the Restatement Date or in the future conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Leased Property in mitigation of Lessor’s damages or which may otherwise limit or modify any remedy of damages.

Lessor shall be entitled to enforce payment and the performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreements or any laws in force as of the Restatement Date or thereafter, notwithstanding some or all of the obligations secured hereby may be otherwise secured as of the Restatement Date or thereafter, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor’s right to realize upon or enforce any other security held by Lessor as of the Restatement Date or thereafter, it being agreed that Lessor shall be entitled to enforce this instrument and any other security held by Lessor as of the Restatement Date or thereafter in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or existing as of the Restatement Date or thereafter at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. Without limiting the foregoing, each of the powers, rights and remedies as set forth or otherwise permitted pursuant to this Article XVI are independent of the provisions of Article XIII of the Participation Agreement and shall not be affected by any exclusion set forth in Section 13.1(b) of the Participation Agreement.

The proceeds derived from any sale of Leased Property and other amounts recovered pursuant to the foregoing remedies after an Event of Default shall be distributed pursuant to Section 5.3(f) of the Participation Agreement. The amount realized by Lessor upon a sale of the Leased Property shall be net of Lessor’s sale expenses and other expenses reasonably and customarily incurred by Lessor in connection with Lessor holding and owning such Leased Property until such time as the Leased Property is sold. The obligations in Section 5.3(f) of the Participation Agreement shall survive the termination of this Lease.

Notwithstanding anything herein to the contrary, and except for Lessee’s obligation to pay Nonconformance Amounts, there shall not be any personal recourse against the Lessee (and Lessor shall have recourse only against the Leased Property) pursuant to this Section 16.2 for any amount in excess of the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent); provided that, in the event Lessee does not pay the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent) in full, Lessee shall not be entitled to the Leased Property and Lessor shall be entitled to receive the outstanding Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent) from the sale, lease or other disposition of the Leased Property.

Section 16.3.    Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 16.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of legal proceedings to obtain possession; (b) any right of redemption or repossession; (c) the benefit of any laws in force as of the Restatement Date or thereafter exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Article XVI.

Article XVII
Lessor’s Right to Cure

Section 17.1.    The Lessor’s Right to Cure the Lessee’s Defaults. Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to), upon five (5) Business Days’ prior notice to the Lessee, remedy any Event of Default for the account and at the sole cost and expense of the Lessee, including the failure by the Lessee to maintain the insurance required by Article XIII, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of the Lessee, enter upon the Leased Property and the Site, for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred by the Lessor (including reasonable and documented fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by the Lessee to Lessor on demand as Supplemental Rent.

Article XVIII
Purchase Provisions

Section 18.1.    Early and End of Term Purchase Options. Subject to the conditions contained herein, on (a) (i) any Business Day during the Term and (ii) on the Expiration Date in accordance with Section 19.1(b); provided that Lessee has not elected the Sale Option, or (b) any Business Day after the occurrence and during the continuance of an Event of Default (other than an Insolvency Event), Lessee may, at its option, purchase (or cause a designee to purchase) all, but not less than all, of the Leased Property, other Collateral and Parcel D Ground Leased Property (the “Early Termination Option”) at a price equal to the Purchase Amount. Lessee’s right to purchase all of the Leased Property, other Collateral and Parcel D Ground Leased Property pursuant to this Section 18.1 shall terminate automatically and without notice upon the occurrence of an Event of Default arising as a result of an Insolvency Event. After the occurrence and during the continuance of any other Event of Default, unless all of the Leased Property, other Collateral and Parcel D Ground Leased Property has been sold, or is subject to a binding commitment to be sold, in its entirety pursuant to Section 16.2, Lessee shall be permitted to purchase the Leased Property, other Collateral and Parcel D Ground Leased Property (or, as applicable, all remaining Leased Property, other Collateral and Parcel D Ground Leased Property not yet sold pursuant to Section 16.2(c)), so long as Lessee (i) delivers a written Purchase Notice irrevocably electing to exercise the Early Termination Option not more than thirty (30) days after the occurrence of such Event of Default and (ii) pays the Administrative Agent or Lessor the Purchase Amount and executes such documents as are necessary to consummate such purchase within ten (10) Business Days after the date of such Purchase Notice (and, unless an Insolvency Event occurs, Lessor shall not terminate this Lease during such period). In order to exercise its option to purchase the Leased Property, other Collateral and Parcel D Ground Leased Property pursuant to this Section 18.1 and except as otherwise provided above in connection with an Event of Default, Lessee shall give to Lessor not less than thirty (30) days’ prior written notice of such election to exercise, which election shall be irrevocable when made. If the Lessee exercises its option pursuant to this Section 18.1, then, upon Administrative Agent’s receipt of all amounts due in connection therewith, Lessor shall transfer to the Lessee all of Lessor’s right, title and interest in and to the Leased Property, other Collateral and Parcel D Ground Leased Property in accordance with the procedures set forth in Section 21.1, such transfer to be effective as of the date specified in the Purchase Notice. Lessor agrees that it shall cooperate with the Lessee in effecting any transfer to a designee of the Lessee pursuant to this Section 18.1.

Article XIX
End of Term Options

Section 19.1.    End of Term Options. At least one hundred eighty (180) days before the Expiration Date of the Term, but not more than three hundred and sixty-five (365) days prior to the Expiration Date of the Term, Lessee shall, by delivery of written notice to Lessor and the Administrative Agent, exercise one of the following options:

(a)            Request to renew this Lease with respect to the Leased Property for an additional five-year Lease Renewal Term after the First Renewal Term (the “Renewal Option”) on the terms and conditions set forth herein and in the other Operative Documents to which Lessee or an Affiliate of Lessee is a party; provided, however, that the Renewal Option shall be available at the end of the Term only if the conditions to the Renewal Option set forth herein and in Section 4.7 of the Participation Agreement are satisfied; and provided, further, that the Renewal Option shall not be exercisable for a total of more than one (1) Lease Renewal Term after the First Renewal Term;

(b)            Purchase for an amount in immediately available funds equal to the Purchase Amount all, but not less than all, of the Leased Property, other Collateral and Parcel D Ground Leased Property on or before the last day of the Term (the “Purchase Option”); and if Lessee shall have elected to purchase the Leased Property, other Collateral and Parcel D Ground Leased Property, (1) Lessee may (A) assign its right to purchase the Leased Property, other Collateral and Parcel D Ground Leased Property hereunder to a third party, in which case such third party shall consummate the purchase of the Leased Property, other Collateral and Parcel D Ground Leased Property on or before the last day of the Term; provided that, if such third party fails to consummate the purchase of the Leased Property, other Collateral and Parcel D Ground Leased Property on or before the last day of the Term, Lessee shall consummate the purchase of the Leased Property, other Collateral and Parcel D Ground Leased Property on the last day of the Term or (B) designate a third party to acquire title to the Leased Property, other Collateral and Parcel D Ground Leased Property, without assigning Lessee’s rights to purchase the Leased Property, other Collateral and Parcel D Ground Leased Property hereunder and (2) Lessor shall, upon the payment to Administrative Agent of the Purchase Amount then due and payable by Lessee under the Operative Documents, transfer all of Lessor’s right, title and interest in and to the Leased Property, other Collateral and Parcel D Ground Leased Property to Lessee or such other party designated by Lessee pursuant to Section 21.1; or

(c)            Commit to sell on behalf of Lessor for cash to a single purchaser not in any way affiliated with Lessee or any of its Subsidiaries all, but not less than all, of the Leased Property, other Collateral and Parcel D Ground Leased Property on the last day of the Term (the “Sale Option”). Lessee’s right to sell the Leased Property, other Collateral and Parcel D Ground Leased Property pursuant to the Sale Option shall be conditioned upon and subject to the fulfillment by Lessee of each of the terms and conditions applicable to Lessee set forth in Article XX (unless waived in accordance with the terms set forth therein). In addition, such sale shall be subject to all subleases with respect to the Leased Property to Persons who are not Affiliates or Subsidiaries of Parent Guarantor, the Home Depot Ground Lease and the Parcel D Ground Lease. Lessee shall not enter into any additional subleases or renew any subleases (other than on market terms or otherwise pursuant to express rights therefor under the existing subleases) with respect to the Leased Property following Lessee’s election of the Sale Option. Following Lessee’s election of the Sale Option, Lessee shall not remove any Modifications or commence any voluntary Modifications under Section 10.1(a)(ii) (other than Required Modifications) without the consent of the Required Participants (which consent shall not be unreasonably withheld, conditioned or delayed) unless required to comply with Applicable Laws or avoid or address an emergency.

Section 19.2.    Election of Options. Unless (i) Lessee shall have affirmatively elected the Sale Option within the time period provided for in Section 19.1 and satisfied each of the requirements in Articles XX and XXI (unless waived in accordance with the terms set forth therein), (ii) Lessee shall have elected to purchase all, but not less than all, of the Leased Property pursuant to Article XVIII or (iii) Lessee shall have elected the Renewal Option and a renewal pursuant to such Renewal Option shall have become effective in accordance with Section 4.7 of the Participation Agreement and all other conditions to such renewal set forth in Section 4.7 of the Participation Agreement and Section 19.3 hereof have been satisfied, Lessee shall be deemed to have elected the Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists an Event of Default, Significant Environmental Event or an Event of Loss at any time after the Sale Option is properly elected or the Lessee fails to pay the Sale Option Recourse Amount to the Administrative Agent by not later than the last day of the Term then in effect (unless this Lease is renewed for an additional Lease Renewal Term after the Restatement Date in accordance with the terms hereof). In the event of any such automatic revocation of the Sale Option (i) as a result of an Event of Default, Lessor shall be entitled to exercise all rights and remedies provided in Article XVI (subject to the Lessee’s rights set forth in Section 18.1), and (ii) as a result of an Event of Loss or Specified Significant Environmental Event, Lessor shall be entitled to exercise all rights and remedies provided in Article XV. Lessee may not elect the Sale Option or the Renewal Option if there exists on the date the election is made an Event of Default, Significant Environmental Event or an Event of Loss. Any election by Lessee of the Purchase Option pursuant to Section 19.1(b) shall be irrevocable at the time made. The election of the Sale Option shall not limit any remedies of Lessor under Article XVI.

Section 19.3.    Renewal Options. The exercise of any Renewal Option by Lessee shall be subject to satisfaction of the following conditions:

(i)            on the Expiration Date then in effect no Default or Event of Default shall have occurred and be continuing, and on the date Lessee gives written notice of its exercise of the Renewal Option, no Default or Event of Default shall have occurred and be continuing;

(ii)            Lessee shall not have exercised the Sale Option or the Purchase Option and

(iii)           each of the other conditions for the Renewal Option set forth in Section 4.7(a) of the Participation Agreement and in Section 19.2(iii) hereof have been satisfied.

Lessee’s exercise of a Renewal Option shall be deemed to be a representation by Lessee that on both the Expiration Date then in effect and the date Lessee gives notice of its exercise of the Renewal Option, no Default or Event of Default shall have occurred and be continuing.

Article XX
Sale Option

Section 20.1.    Sale Option Procedures. The Lessee’s effective exercise and consummation of the Sale Option with respect to the Leased Property, other Collateral and Parcel D Ground Leased Property shall be subject to the due and timely fulfillment of each of the following provisions as to the Leased Property as of the dates set forth below.

(a)            The Lessee shall have given to Lessor and Administrative Agent written notice of the Lessee’s exercise of the Sale Option in accordance with Section 19.1.

(b)            Prior to the Expiration Date, Lessee shall furnish to Lessor and the Administrative Agent (who shall promptly distribute the same to the Rent Assignees) and, if the Leased Property is to be sold on the Expiration Date, the independent purchaser hereunder a reasonably current Environmental Audit dated no earlier than one hundred twenty (120) days prior to the Expiration Date (or such later date approved in writing by Lessor) and addressed to the Lessor (or accompanied by a letter from the consultant performing such Environmental Audit which allows the Lessor to rely on such report). Such Environmental Audit shall be prepared by an environmental consultant selected by Lessee subject to Lessor’s reasonable approval and shall contain conclusions reasonably satisfactory to the Lessor, the Participants and such purchaser as to the environmental status of the Leased Property. If any such Environmental Audit indicates any recognized environmental conditions with respect to the Leased Property not rising to the level of a Significant Environmental Event, Lessee shall take (at Lessee’s sole cost and expense) such investigative, remedial or other actions as shall be necessary to cure any such recognized environmental condition to the extent required by Environmental Laws and this Lease, and Lessee shall cause to be delivered (at Lessee’s sole cost and expense) prior to the Expiration Date for the Leased Property a written statement by such environmental consultant detailing all such actions and indicating in his or her opinion that, to the extent required by this Lease, all remedial actions indicated in such Environmental Audit have been undertaken and completed in compliance with Applicable Laws.

(c)            No Event of Default, Significant Environmental Event or Event of Loss shall have occurred and be continuing on or at any time following the date of Lessee’s notice of exercise of the Sale Option.

(d)            Upon surrender of the Leased Property, (i) the Leased Property shall be in the condition required by Section 9.1, (ii) there shall be no deferred maintenance in respect of the Leased Property, and (iii) Lessee shall have remediated any Environmental Violation, and taken all other actions necessary to fully address any outstanding Environmental Claim with respect to the Leased Property, each in accordance with the terms of this Lease and at Lessee’s sole cost and expense.

(e)            The Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to obtain the highest cash purchase price for the Leased Property. The Lessee will be responsible for hiring brokers and making the Leased Property available for inspection by prospective purchasers. The Lessee shall (i) upon reasonable notice during normal business hours (subject to Lessee’s customary security and safety measures), upon request, permit inspection of the Leased Property and any Leased Property Records by Lessor, the Administrative Agent and any potential purchasers; provided that the limitations on inspections and the rights of the Lessee set forth in Section 4.2 shall apply to this Section 20.1, mutatis mutandis, and (ii) otherwise do all things reasonably necessary to sell and deliver possession of the Leased Property to any purchaser (subject to all subleases with respect to the Leased Property to Persons who are not Affiliates or Subsidiaries of Parent Guarantor, the Home Depot Ground Lease and the Parcel D Ground Lease).

(f)            The Lessee shall use commercially reasonable efforts to procure bids from one or more bona fide prospective purchasers to purchase the Leased Property, which shall include Lessor and its Affiliates. No such purchaser shall be the Lessee or any Subsidiary of the Lessee (except as set forth in the last paragraph of this Section 20.1).

(g)            The Lessee shall submit all bids to Lessor and the Administrative Agent (who shall promptly distribute the same to the Rent Assignees), and Lessor will have the right to review the same and to submit any one or more bids. All bids shall be on an all-cash basis unless Lessor and the Participants shall otherwise agree in their sole discretion. The Lessee shall use commercially reasonable efforts to deliver to Lessor and the Required Participants not less than ninety (90) days prior to the Expiration Date a binding written unconditional (except as set forth below), irrevocable offer by such purchaser or purchasers offering the highest all-cash bid to purchase all, but not less than all, of the Leased Property, other Collateral and Parcel D Ground Leased Property (unless otherwise agreed to by Lessor and the Required Participants). If Lessor in the exercise of its reasonable judgment believes that the Gross Proceeds to be paid to Lessor pursuant to clause (l) below from a proposed bid which the Lessee desires to accept is less than the Fair Market Value, then Lessor shall promptly provide written notice thereof to Lessee and Lessee’s rights hereunder shall be further conditioned upon Lessor’s receipt of an appraisal demonstrating that such proposed bid is for an amount at least equal to the Fair Market Value of the Leased Property as established by such appraisal. In such case then Lessor shall, promptly following the receipt of such notice from Lessor, engage an appraiser, reasonably satisfactory to Lessor and Lessee, at Lessee’s expense, to determine (by appraisal methods reasonably satisfactory to Lessor and the Required Participants) the Fair Market Value of the Leased Property as of the Expiration Date. A copy of such appraisal shall be delivered to Lessor and the Administrative Agent (who shall promptly distribute the same to the Rent Assignees) not later than five (5) Business Days prior to the Expiration Date. The appraiser will be instructed to assume that the Leased Property is in the condition required by and has been maintained in accordance with this Lease. Notwithstanding anything contained in this clause (g) to the contrary, in the event Lessor received a bona fide all cash offer which the Lessee desires to accept from a credit worthy offeror (which shall include Lessor and any Affiliate thereof) for an amount equal to the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including, but without duplication, accrued and unpaid Rent) (after deduction of all sales costs, expenses and related taxes), Lessor must sell the Leased Property, other Collateral and Parcel D Ground Leased Property for such amount to the extent the conditions therefor are satisfied and Lessor shall have no right to require an appraisal demonstrating that such proposed bid is for an amount at least equal to the Fair Market Value of the Leased Property.

(h)            In connection with any such sale of the Leased Property, other Collateral and Parcel D Ground Leased Property, the Lessee will provide to the purchaser all customary “seller’s” indemnities, representations and warranties, customary representations and warranties regarding title and the absence of Liens (except (i) in the case of the Leased Property and other Collateral, Lessor Liens and Permitted Liens of the type described in clauses (a) (excluding Liens relating to the interest or rights of Lessee), (b), (c), (f), (g), (h), (i), (j), (k) or (m) of the definition of “Permitted Liens” and (ii) in the case of the Parcel D Ground Leased Property, Liens permitted by the Parcel D Ground Lease) and the condition of such Leased Property. The Lessee shall have obtained or caused to be obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Laws in order to carry out and complete the transfer of the Leased Property, other Collateral and Parcel D Ground Leased Property. As to Lessor, any such sale shall be made on an “as is, where is, with all faults” basis without representation or warranty by Lessor, other than the absence of Lessor Liens. Any agreement as to such sale shall be in form and substance satisfactory to Lessor.

(i)            All costs, Impositions and expenses of or arising from the sale of the Leased Property, other Collateral and Parcel D Ground Leased Property, incurred by the Participants, Administrative Agent or the Lessee, including the cost of all title searches, surveys, environmental audits, appraisals, transfer taxes, Lessor’s reasonable attorneys’ fees, the Lessee’s attorneys’ fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer and document taxes and Impositions shall be paid out of the sale proceeds as set forth in Section 5.3 of the Participation Agreement; provided that Lessee shall pay directly any such amounts incurred by Lessee in excess of amounts Lessor, acting in good faith, deems reasonable.

(j)            Whether or not a sale of the Leased Property, other Collateral and Parcel D Ground Leased Property is completed on the Expiration Date, Lessee shall pay, or cause to be paid, to Lessor on or prior to the Expiration Date (or, if earlier, the date on which a sale of the Leased Property, other Collateral and Parcel D Ground Leased Property is consummated), (or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to, without duplication, (i) the Sale Option Recourse Amount plus (ii) all accrued and unpaid Rent (including Supplemental Rent, if any) and all other amounts hereunder which have accrued or will accrue prior to or as of the Expiration Date in the type of funds specified in Section 3.4 hereof.

(k)            The Lessee shall pay to Lessor on or prior to the Expiration Date the amounts, if any, required to be paid pursuant to Article XIII of the Participation Agreement.

(l)            If a sale of the Leased Property, other Collateral and Parcel D Ground Leased Property is consummated on or before the Expiration Date, Lessee shall pay, or cause to be paid, directly to Lessor the gross proceeds (the “Gross Proceeds”) of such sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions); and such Gross Proceeds shall be applied as set forth in Section 5.3(d) of the Participation Agreement and Section 20.1(i) above.

(m)          The Lessee shall, to the extent permitted by Applicable Laws, assign, and shall cooperate with all reasonable requests of Lessor or the purchaser for obtaining any and all licenses, permits, approvals and consents of any Governmental Authorities or other Persons that are or will be required to be obtained by Lessor or such purchaser in connection with its use, operation, control or maintenance of the Leased Property and Parcel D Ground Leased Property in compliance with Applicable Laws.

If, after the exercise by the Lessee of the Sale Option, one or more of the foregoing provisions of this Section 20.1 shall not be fulfilled as of the date set forth therein (and, other than in the case of Section 20.1(c) and any provision required to be fulfilled on the Expiration Date or on the date of a consummation of a sale, Lessor or the Administrative Agent shall have delivered written notice thereof to the Lessee and any such provision is not fulfilled within five (5) Business Days of such notice), then Lessor shall declare by written notice to the Lessee the exercise of the Sale Option to be null and void, in which event all of the Lessee’s rights under this Section 20.1 shall immediately terminate and the Lessee shall be obligated to purchase the Leased Property, other Collateral and Parcel D Ground Leased Property pursuant to Section 19.1(b) on the Expiration Date.

Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Property, the other Collateral or Parcel D Ground Leased Property.

Notwithstanding anything contained herein to the contrary, if the Leased Property, other Collateral and Parcel D Ground Leased Property has not been sold to a third party purchaser by the Expiration Date, then the Lessee shall pay to the Administrative Agent on or before the Expiration Date the Sale Option Recourse Amount, the Lessee shall have been deemed to have purchased the Leased Property, other Collateral and Parcel D Ground Leased Property, and Lessor shall transfer title to the Leased Property, other Collateral and Parcel D Ground Leased Property to the Lessee pursuant to Section 21.1(iv) of this Lease and the Lessee shall accept title to the Leased Property, other Collateral and Parcel D Ground Leased Property as a result of such deemed purchase. Lessor agrees that it shall cooperate with the Lessee in effecting any transfer to a designee of the Lessee pursuant to this paragraph.

Section 20.2.    Certain Obligations Continue. During the period following Lessee’s exercise of the Sale Option and until and including the Expiration Date (or, if earlier, the date on which a sale is consummated), the obligation of the Lessee to pay Rent with respect to the Leased Property (including the installment of Rent due on the Expiration Date (or, if earlier, the date on which a sale is consummated)) shall continue undiminished. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XX.

Article XXI
Procedures Relating to Purchase or Sale Option

Section 21.1.     Provisions Relating to Conveyance of the Leased Property Upon Purchase by the Lessee, Sales or Certain Other Events. In connection with any termination of this Lease pursuant to the terms of Article XV, any purchase of all, but not less than all, of the Leased Property, other Collateral and Parcel D Ground Leased Property in accordance with Article XVIII or in connection with the Lessee’s obligations under Section 16.2(e) or any other conveyance or purchase of the Leased Property made pursuant to the terms of this Lease, then, upon the date on which this Lease is to terminate with respect to the Leased Property and upon tender by the Lessee of the amounts set forth in Article XV, Sections 16.2(e) or Article XVIII as applicable:

(i)             Except in connection with the Sale Option, Lessor shall, at Lessee’s cost and expense, execute and deliver to the Lessee (or to the Lessee’s designee) a FIRPTA affidavit, a bill of sale and a special warranty deed (in recordable form and otherwise in conformity with local custom) in respect of Lessor’s interest in the Leased Property, the other Collateral and the Parcel D Ground Leased Property without representation and warranty except as to the absence of any Lessor Liens attributable to Lessor;

(ii)            Except in connection with the Sale Option, the Leased Property, the other Collateral and the Parcel D Ground Leased Property shall be conveyed to the Lessee (or to the Lessee’s designee) “As Is, Where Is” and in its then present physical condition;

(iii)           Lessor shall cause all Lessor Liens to be released and execute and deliver to Lessee (or to the Lessee’s designee) a statement of termination of this Lease and shall use its best efforts to cause the Administrative Agent to execute and deliver releases of any Liens created by or pursuant to the Operative Documents attributable to the Administrative Agent, and termination statements for any financing statements which are then of record naming the Administrative Agent or Lessor as the secured party, all at Lessee’s sole cost and expense;

(iv)           If the Lessee properly exercises the Sale Option, then the Lessee shall, upon a sale thereunder, transfer or cause to be transferred possession of the Leased Property, other Collateral and Parcel D Ground Leased Property to the purchaser(s) thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens (except (x) in the case of the Leased Property and other Collateral, Lessor Liens and Permitted Liens of the type described in clauses (a) (excluding Liens relating to the interest or rights of Lessee), (b), (c), (f), (g), (h), (i), (j), (k) or (m) of the definition of “Permitted Liens” and (y) in the case of the Parcel D Ground Leased Property, Liens permitted by the Parcel D Ground Lease), in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Laws and the provisions of this Lease, and the Lessee shall execute and deliver to the purchaser a bill of sale and deed with respect to its interest in the Leased Property, other Collateral and Parcel D Ground Leased Property, in each case in recordable form and otherwise in conformity with local custom and Section 20.1(h); the Lessee shall execute and deliver to the purchaser and the purchaser’s title insurance company an affidavit as to the absence of any Liens (other than (x) in the case of the Leased Property and other Collateral, Permitted Liens and (y) in the case of the Parcel D Ground Leased Property, Liens permitted by the Parcel D Ground Lease), and such other affidavits and certificates reasonably requested by any title insurance company insuring title to the Leased Property or Parcel D Ground Leased Property, as well as a FIRPTA affidavit, and an instrument in recordable form declaring this Lease to be terminated on the date of closing of the sale of the Leased Property and Lessor shall execute and deliver to purchaser a FIRPTA affidavit and a special warranty deed in recordable form, without recourse, representation or warranty, except as to the absence of Lessor Liens. The Lessee shall cooperate reasonably with Lessor and the purchaser of the Leased Property in order to facilitate the purchase and use by such purchaser of the Leased Property, which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date: providing all Leased Property Records and all know-how, data and technical information relating thereto, providing a copy of any current plans and specifications with respect to the Leased Property in Lessee’s possession, granting or assigning (to the extent assignable) all licenses necessary for the operation and maintenance of the Leased Property, and cooperating reasonably in seeking and obtaining all necessary Governmental Action; provided that, unless otherwise agreed in the purchase agreement governing the sale of the Leased Property, such cooperation shall be at the expense of the purchaser. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

(v)            The reasonable costs, expenses and related taxes related to the sale of the Leased Property, other Collateral and Parcel D Ground Leased Property shall be payable through the proceeds of the sale thereof. Any such amounts incurred by Lessee in excess of what Lessor, acting in good faith, deems reasonable shall be paid by Lessee.

Article XXII
Acceptance of Surrender

Section 22.1.      Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Rent Assignment Agreement and termination of the Commitments, the Rent Assignees, and no act by Lessor or the Rent Assignees, or any representative or agent of Lessor or the Rent Assignees, other than a written acceptance, shall constitute an acceptance of any such surrender.

Article XXIII
No Merger of Title

Section 23.1.      No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby or thereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estates created hereby or any interest in this Lease or such leasehold estate, (b) title to the Leased Property or (c) a beneficial interest in Lessor.

Article XXIV
Intent of The Parties

Section 24.1.      Nature of Transaction. It is the intention of the parties that:

(a)            For all purposes, including GAAP, federal and all state and local income and transfer taxes, bankruptcy, insolvency, conservatorships and receiverships (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based), real estate and commercial law and UCC purposes:

(i)             the Overall Transaction constitutes a secured lending transaction by the Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, Lessor holds only legal title to the Leased Property within the meaning of 11 U.S.C. Section 541(d), Lessee (and not the Lessor, the Administrative Agent or the other Participants) will be entitled to all tax benefits with respect to the Leased Property and other Collateral available to the owner of the Leased Property for tax purposes, the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, the payment by Lessee of any amounts in respect of the Lease Balance (other than Basic Rent) shall be treated as payments of principal to the Participants and, in the event Lessee purchases the Leased Property pursuant to the terms hereof and pays in full the Lease Balance and all other amounts outstanding under the Operative Documents, legal title to the Leased Property shall automatically vest in the Lessee; and

(ii)             in order to secure the secured lending obligations of Lessee now existing or hereafter arising under this Lease or any of the other Operative Documents, this Lease, together with the other Security Instruments, creates a first priority (subject to Permitted Liens) security interest in or a lien on the Site, the Leased Property and the other Collateral in favor of the Lessor or Administrative Agent, as applicable, and for the benefit of the Participants to secure Lessee’s payment and performance of the Obligations.

Nevertheless, each of the parties hereto acknowledges and agrees that none of Lessee, Lessor, the Administrative Agent, any Participant or the Arranger have made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that such party has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as such party deems appropriate.

(b)           Specifically, but without limiting the generality of subsection (b) of this Section 24.1, Lessor and the Lessee further intend and agree that for the purpose of securing the Lessee’s obligations for the repayment or performance of the Obligations, (i) this Lease shall also be deemed to be a security agreement and financing statement within the meaning of Article 9 of the UCC; (ii) the conveyance provided for hereby shall be deemed to be a grant by the Lessee to Lessor, for the benefit of the Participants, of a Lien on and security interest in all of the Lessee’s present and future right, title and interest in and to the Site, the Leased Property and the other Collateral, including but not limited to the Lessee’s leasehold estate therein and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property to secure all advances made by the Participants pursuant to the Operative Documents and the other Obligations, effective on the Restatement Date, to have and to hold such interests in the Site, the Leased Property and the other Collateral unto Lessor, for the benefit of the Participants; (iii) the possession by Lessor of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of the Lessee shall be deemed to have been given for the purpose of perfecting such security interest under Applicable Laws. Lessor and the Lessee shall, to the extent consistent with this Lease, take such actions and execute, deliver, file and record such other documents, financing statements, mortgages and deeds of trust as may be necessary to ensure that, if this Lease were deemed to create a security interest in the Site, the Leased Property and the other Collateral in accordance with this Section, such security interest would be deemed to be a perfected security interest in the Site, the Leased Property and the other Collateral with priority over all Liens, other than Permitted Liens, under Applicable Laws and will be maintained as such throughout the Term.

Section 24.2.      Lessee Grant of Liens and Security Interests. (a) For the purposes of the creation and enforcement of this Lease as a mortgage and security agreement, the Lessee hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms a security interest in the Site, the Leased Property and the other Collateral (consisting of a mortgage with respect to the Site and the Leased Property) all with power of sale to the Lessor and its successors and permitted assigns to secure all advances made by the Participants pursuant to the Operative Documents and the other Obligations.

(b)           Specifically, but without limiting the foregoing or the generality of Section 24.1, Lessee hereby grants, bargains, sells, warrants, conveys, aliens, remises, releases, assigns, sets over and confirms to the Lessor and its successors and permitted assigns, all of Lessee’s right, title, and interest in and to the following (collectively, the “Security Property”): (i) the Site, the Leased Property and Appurtenant Rights relating thereto and all proceeds, both cash and noncash thereof; (ii) all easements, rights-of-way, strips and gores of Site, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Site or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Leased Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Lessee; (iii) all right, title and interest of Lessee in all Goods (as such term is defined in the UCC (as defined below)) which are or are to become fixtures (as such term is defined in the UCC (as defined below)) located on the real property described in Exhibit A hereto or now, heretofore or hereafter acquired with any proceeds of the Obligations and now, heretofore or hereafter (A) arising out of or related to the ownership of the Leased Property, (B) located in, on or about the Leased Property, or (C) used or intended to be used with or in connection with the use, operation or enjoyment of the Leased Property; (iv) all right, title and interest of Lessee in any and all leases, rental agreements and arrangements of any sort now or hereafter affecting the Leased Property or any portion thereof and providing for or resulting in the payment of money to Lessee for the use of the Leased Property or any portion thereof, whether the user enjoys the Leased Property or any portion thereof as tenant for years, licensee, tenant at sufferance or otherwise, and irrespective of whether such leases, rental agreements and arrangements be oral or written, and including any and all extensions, renewals and modifications thereof (the “Subject Leases”) and guaranties of the performance or obligations of any tenants or lessees thereunder, together with all income, rents, issues, profits and revenues from the Subject Leases (including all tenant security deposits and all other tenant deposits, whether held by Lessee or in a trust account, and all other deposits and escrow funds relating to any Subject Leases), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Lessee of, in and to the same; provided, however, that although this Lease contains (and it is hereby agreed that this Lease contains) a present, current, unconditional and absolute assignment of all of said income, rents, issues, profits and revenues, Lessee shall collect and enjoy such rental payments and revenues as except as expressly provided otherwise in this Lease and the other Operative Documents; (v) all right, title and interest of Lessee in, to and under all franchise agreements, management contracts, consents, authorizations, certificates and other rights of every kind and character of any Governmental Authority affecting the Leased Property, to the extent the same are transferable, service contracts, utility contracts, leases of equipment, documents and agreements relating to the construction of any Modifications (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Leased Property or any part thereof and all guaranties and warranties with respect to any of the foregoing (the “Subject Contracts”); (vi) all of the right, power and authority of Lessee to alter, modify or change the terms, conditions and provisions of any Subject Lease or Subject Contract, to consent to any request made by a party pursuant thereto, or to surrender, cancel or terminate the same or to accept any surrender, cancellation or termination of the same, together with all of the options, rights, powers and privileges of Lessee under any Subject Lease or Subject Contract, whether heretofore or hereafter existing; (vii) all present and future right, title and interest of Lessee in and to (1) all refunds, tax abatement agreements, rebates, reserves, deferred payments, deposits, cost savings, awards and payments of any kind due from or payable by (a) any Governmental Authority, or (b) any insurance or utility company, in each case under clause (a) or (b) above in respect of the Site and the other Leased Property and, in the case of any insurance policy of the Lessee, to the extent such insurance policy is required to be maintained under the Operative Documents, and (2) all refunds, rebates and payments of any kind due from or payable by any Governmental Authority for any taxes, assessments, or governmental or quasi-governmental charges or levies imposed upon Lessee in respect of the Site and other Leased Property; (viii) all right, title and interest of Lessee in any insurance policies or binders now or hereafter relating to the Leased Property and required to be maintained under the Operative Documents, including any unearned premiums thereon, as further provided in this Lease; (ix) all right, title and interest of Lessee in any and all awards, payments, proceeds and the right to receive the same, either before or after any foreclosure hereunder, as a result of any temporary or permanent injury or damage to, taking of or decrease in the value of the Leased Property by reason of casualty, any exercise of the right of eminent domain or deed in lieu thereof, condemnation or otherwise as further provided in this Lease; (x) all right, title and interest of Lessee in all utility, escrow and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Leased Property or the purchase, construction or operation thereof; (xi) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action; (xii) all of right, title and interest of Lessee in and to the other Collateral; and (xiii) all Modifications, extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing, all of which foregoing items are hereby declared and shall be deemed to be a portion of the security for the indebtedness and Obligations herein described, a portion of the above described collateral being located upon the Site.

Notwithstanding anything to the contrary in this Article XXIV, (a) unless (i) an Event of Default (other than as set forth in Section 16.1(h) or (i) with respect to the Lessee or the Parent Guarantor) has occurred and is continuing and Lessee receives written notice from Lessor or the Administrative Agent directing Lessee to pay to the Administrative Agent any rents, payments, issues, revenues, profits or other income (including any rents or other amounts payable under any other sublease and all deposits of money as advanced rent or for security) received by Lessee relating to the Leased Property or (ii) an Event of Default set forth in Section 16.1(h) or (i) has occurred with respect to the Lessee or the Parent Guarantor, Lessee shall have the right to retain, use and enjoy such rents, payments, issues, revenues, profits and other income and (b) Security Property shall not include any Excluded Property (other than goods owned by the Lessee that are or are to become fixtures located on the real property described in Exhibit A).

Without limiting the generality of the foregoing, Lessor and the Lessee shall take such actions and execute, deliver, file and record such other documents and financing statements as may be necessary to ensure that, if this Lease was deemed to create a security interest in the Leased Property in accordance with this Section, such security interest would be deemed to be a perfected first priority security interest (subject only to Permitted Liens) and will be maintained as such throughout the Term. Lessee hereby authorizes Lessor and the Administrative Agent to file any and all financing statements covering the Security Property or any part thereof that Lessor or the Required Participants may require. Certain of the personal property covered by this Lease is or will become fixtures on the real property which is a part of the Security Property, and this Lease (or a memorandum thereof) upon being filed for record in the real estate records of the county wherein such fixtures are situated shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the UCC upon such of the property which are or may become fixtures. The mailing address of Lessee (as debtor) and the address of Lessor (as secured party) from which information may be obtained are set forth in the introductory paragraph of this Lease. The Lessee has an interest of record in such real property.

(c)            Power of Sale. Without limiting any other remedies set forth herein, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing with respect to the Leased Property as is the intent of the parties pursuant to Section 24 hereof, then Lessor and the Lessee agree that (i) the Lessee hereby grants to the Lessor and its successor and permitted assigns a Lien against the Leased Property (including the estate therein) with Power of Sale to the extent permitted by law, and (ii) upon the occurrence and during the continuance of any Event of Default (but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1, if any), Lessor may, and is hereby irrevocably empowered to, with or without entry, and to the extent permitted by Applicable Law, sell or cause the sale of the Leased Property or the other Collateral or any part or parts thereof at one or more public auctions as an entirety or in parcels as the Lessor may elect free from any equity of redemption for cash, on credit, or for other property, for immediate or future delivery, and on such terms as the Lessor shall deem advantageous and proper, such sale or sales to be made in such manner and upon such notice and advertisement as may be required by Applicable Law, or in the absence of any such requirements, as the Lessor may deem appropriate, and to make conveyance to the purchase or purchasers. Lessor may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, by filing its notice of election and demand for sale to enforce its mortgage and to sell the Security Property, as an entirety or in parcels, by one sale or by several sales, held at one time or at different times, all as the Lessor may elect, each sale to be held at the location set forth in the notice of such proposed sale and the Lessor shall have given notices of the proposed sale in the manner hereinafter set forth, and to make due conveyance to the purchaser or purchasers, with special warranty of title or no warranty of title to such purchaser or purchasers binding upon the Lessee and its heirs, executors, administrators, and successors. Such sale must begin at the time stated in the notice referred to below in this Section or as otherwise permitted by Applicable Law. The Lessee, for itself, its heirs and assigns, and for anyone who may claim by, through or under the Lessee, hereby expressly and specifically waives all rights to a marshaling of the assets of the Lessee, including the Security Property, or to a sale in inverse order of alienation. Lessor may bid and become the purchaser of all or any part of the Leased Property at any such sale, and the amount of Lessor’s successful bid may be credited against the Obligations.

The Lessor (or a person or persons selected by the Lessor) shall promptly comply with all notice and other requirements of the laws of New York then in force with respect to such sales, and shall give any required public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Security Property is located. No notice of such sale or sales other than the notices hereinabove provided shall be required to be given to the Lessee (or anyone who may claim by, through or under the Lessee) or any other persons and any other notice (including, without limitation, any notice of acceleration of, or intent to accelerate, the unpaid balance of any Obligation) is expressly waived.

The provisions of this Section with respect to posting, serving, filing, and giving notices of sale are intended to comply with all Applicable Laws. In the event the requirement for any notice, or the posting, serving, filing, or giving thereof, under any Applicable Law shall be eliminated or the prescribed manner of posting, serving, filing, or giving same is modified by future amendment to such Applicable Law, the requirement for such particular notice shall be stricken from, or the manner of posting, serving, filing, or giving any notice hereunder modified in, this Mortgage in conformity with such amendment. The manner herein prescribed for posting, serving, filing, or giving any notice, other than that to be posted and filed or caused to be posted or filed by the Lessor, shall not be deemed exclusive but such notice or notices may be posted, served, filed, or given in any other manner which may be permitted by Applicable Law. Further, in relation to this Mortgage and the exercise of any power of sale by the Lessor hereunder, if any Applicable Law shall be amended or modified to require any other notice or the posting, filing, serving, or giving thereof or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, the Lessor or the person selected by him is hereby authorized and empowered by the Lessee to give such notice or make such posting, filing, serving, or giving thereof; provided, however, the Lessee waives such other notice or the posting, filing, serving, or giving thereof to the full extent the Lessee may lawfully so do. Any provisions of this paragraph, or any amendments to or modifications to any Applicable Law to the contrary notwithstanding, the time periods provided for in the immediately preceding paragraph in respect of which the notices provided for in said paragraph are to be given shall not be shortened or eliminated as a result of any such amendment or modification.

In addition to any other remedies granted to Lessor (including specifically, but not limited to, the right to proceed against all the Security Property in accordance with the rights and remedies in respect to those portions of the Collateral which are real property pursuant to Section 9-501(b) of the UCC), upon the occurrence and during the continuance of an Event of Default (but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1, if any) Lessor may (i) proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Leased Property, or against Lessee on a recourse basis for the Lease Balance, or for the specific performance of any covenant or agreement contained in this Lease or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Leased Property, or for the enforcement of any other appropriate legal or equitable remedy and (ii) proceed under the UCC as to all or any part of the personal property (tangible or intangible) and fixtures included with the Security Property (such portion of the Security Property being referred to herein as the “Personalty”) and shall have and may exercise with respect to the Personalty all the rights, remedies, and powers of a secured party under the UCC, including, without limitation, the right and power to sell, at one or more public or private sales, or otherwise dispose of, lease, or utilize the Personalty and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorney’s fees and legal expenses thereby incurred by Lessor, and toward payment of the Obligations hereby secured in such order or manner as provided herein.

Section 24.3.      State Specific Provisions. (a) This Mortgage is given to secure, among other things, and shall secure not only presently existing indebtedness under the Participation Agreement and this Lease. The lien of this Mortgage shall be valid as to all indebtedness hereby secured, including future advances, from the time of its filing for record in the office of the clerk of the superior court of the county in which the Leased Property is located. This Mortgage shall remain in full force and effect as to any further advances under the Participation Agreement and the other Operative Documents made after any such zero balance until the indebtedness secured by this Mortgage is paid in full and satisfied, all agreements of Lessor to make further advances have been terminated and this Mortgage has been cancelled of record. This Mortgage shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Leased Property, to the extent of the maximum amount secured hereby.

(b)           In the event of any inconsistencies between the terms and conditions of this Section 24.3(b) and the other terms and conditions of this Mortgage, the terms and conditions of this Section 24.3(b) shall control and be binding.

(i)             Maximum Principal Sum. The parties hereto intend that this Mortgage shall secure unpaid balances of the indebtedness secured hereby whether incurred by lessee at the Restatement Date or after this Mortgage is delivered for recordation in the official records of the county in which the Leased Property is located. The maximum principal amount of indebtedness which is or under any contingency may be secured at the Restatement Date or at any time thereafter by this mortgage is $720,000,000.

(ii)            Trust Fund for Advances. In compliance with Section 13 of the Lien Law of the State of New York, Lessee will receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the building(s) and other improvements located on the Leased Property before using any part of the total of the same for any other purpose. Lessee will indemnify and hold the Lessor harmless against any loss, liability, cost or expense, including any judgments, attorneys’ fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Lessee of Article 3-A of the New York Lien Law.

(iii)           New York Real Property Law Article 4-A. If this Mortgage shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law § 125, then this Mortgage shall and hereby does (i) confer upon the Lessor the powers and (ii) impose upon the Lessor the duties of trustees set forth in New York Real Property Law § 126.

(iv)           Statement in Accordance with Section 253.1a(a) of the New York Tax Law. This Mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having separate cooking facilities.

(v)            Statement in Accordance with Section 274-a of the New York Real Property Law. The Lessor shall, within fifteen (15) days after written request, provide Lessee with the statement required by Section 274-a of the New York Real Property Law.

(vi)           Section 291-f of New York Real Property Law. The Lessor shall have all of the rights set forth in Section 291-f of the Real Property Law of New York. For purposes of Section 291-f of the New York Real Property Law, all existing tenants and every tenant or subtenant who after the recording of this Mortgage, enters into a lease upon the premises of any of the Leased Property or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Leased Property is hereby notified that Lessee shall not, without obtaining the Lessor’s prior consent in each instance, cancel, abridge or otherwise modify any leases or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any lease thereof having an unexpired term on the date of this Mortgage of five (5) years or more and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Mortgage or receiving the Lessor’s prior consent shall be voidable by the Lessor at its option.

(vii)          Sections 254, 271, 272 and 291-f of New York Real Property Law. All covenants of Lessee herein contained shall be construed as affording to the Lessor rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 291-f of the Real Property Law of New York (except as otherwise provided herein).

(viii)         Real Property Law. The provisions of subsection 4 of Section 254 and subsection 2 of Section 271 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Mortgage.

(ix)           RPAPL. If an Event of Default shall occur and be continuing (but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1, if any), the Lessor may elect, with or without entry or taking possession of the Leased Property, personally or by its agents or attorneys, and without prejudice to the right to bring an action for foreclosure of this Mortgage, to sell (and, in the case of any default of any purchaser, resell) the Leased Property or any part thereof pursuant to any procedures provided by Applicable Law, including, without limitation, by exercise of the power of foreclosure or of sale granted to the Lessor by Articles 13 or 14 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, the Lessor may commence a civil action to foreclose this Mortgage pursuant to Article 13 of the RPAPL, or it may proceed and sell the Leased Property pursuant to Article 14 of the RPAPL to satisfy the Secured Obligations and all other amounts secured or exercise any other right and/or remedy provided under Applicable Law.

Section 24.4.      Security Agreement. This Lease shall constitute a security agreement within the meaning of the Uniform Commercial Code of the state where the Leased Property is located (“UCC”), and if an Event of Default has occurred and is continuing (but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1, if any), (i) Lessor shall, in addition to all other rights available at law or equity, have all of the rights provided to a secured party under Article 9 of the UCC and (ii) Lessor shall have the power and authority, after proper notice and lapse of such time as may be required by law, to sell the Leased Property and the other Collateral (or any portion thereof), either as a whole, or in separate lots or parcels or items and in such order as Lessor may elect all as provided for herein. The proceeds derived from the exercise of the foregoing rights shall be applied as set forth in the last paragraph of Section 16.2.

Section 24.5.      Mortgage Remedies. Without limiting any other remedies set forth in this Lease, and also, without limiting the generality of Article XXIV hereof, if an Event of Default has occurred and is continuing (but subject to the rights of the Lessee to purchase the Leased Property pursuant to the terms and within the time periods as set forth in Section 18.1, if any), the Lessor for the benefit and at the direction of the Required Participants, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or (to the extent permitted by law) for the sale of the Site, Leased Property or the other Collateral, or against the Lessee on a recourse basis for the Lease Balance and all other amounts owing by Lessee to the Administrative Agent, if any, and/or the Participants under the Operative Documents (including but without duplication, accrued and unpaid Rent), or for the specific performance of any covenant or agreement contained herein or in aid of the execution of any power granted herein, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Leased Property or the other Collateral, or for the enforcement of any other appropriate legal or equitable remedy. The Lessor shall have all rights available to a mortgagee under the laws of the State of New York. In the event that any provisions of this Lease shall be inconsistent with any Applicable Laws, the provisions of such Applicable Laws shall take precedence over such provision of this Lease, but shall not invalidate or render unenforceable any other provision of this Lease that can be construed in a manner consistent with such Applicable Laws. If any provision of this Lease shall grant the Lessor any rights or remedies upon default of the Lessee which are more limited than the rights that would otherwise be vested in the Lessor under such Applicable Laws in the absence of such provision, the Lessor shall be vested with the rights granted in such Applicable Laws to the full extent permitted by law.

Section 24.5.      Home Depot Parcel. Notwithstanding anything to the contrary contained herein or in any other Operative Document (including, without limitation, clause (c) of Appendix 1 to the Participation Agreement), with respect to the land demised by the Home Depot Ground Lease (the “Home Depot Parcel”) and the improvements located thereon, (i) the provisions of the Home Depot Ground Lease shall apply and not the provisions of this Lease or any other Operative Document, and (ii) neither Lessee nor any Guarantor makes, or shall be deemed to make, any representation or warranty as to the condition of any such property. As illustration of, and without in any way limiting the generality of, the foregoing, with respect to the Home Depot Parcel and the improvements located thereon only, the insurance, casualty and condemnation provisions of the Home Depot Ground Lease shall apply and not any of the insurance, casualty or condemnation provisions of this Lease or any other Operative Document.

Article XXV
Miscellaneous

Section 25.1.      Survival; Severability; Etc. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of the Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease, including any right or option described in Articles XIV, XV, XVIII, XIX or XX, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgment and delivery of this Lease.

Section 25.2.      Amendments and Modifications. Subject to the requirements, restrictions and conditions set forth in the Participation Agreement, neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing, in recordable form, signed by Lessor and the Lessee.

Section 25.3.      No Waiver. No failure by Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

Section 25.4.      Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address described in, and deemed received in accordance with the provisions of, Section 15.3 of the Participation Agreement.

Section 25.5.      Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 25.6.      Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 25.7.      Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

Section 25.8.      Governing Law. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW), SHALL GOVERN THE TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, EXCEPT THAT THE CREATION, PERFECTION, EFFECT OF PERFECTION, PRIORITY AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN THE LEASED PROPERTY AND COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE UNIFORM COMMERCIAL CODE OF SUCH STATE (INCLUDING THE CHOICE OF LAW RULES UNDER SUCH UNIFORM COMMERCIAL CODE).

Section 25.9.      Original Executed Counterpart of this Lease. The single executed original of this Lease marked “This Counterpart is The Original Executed Counterpart” on the signature page thereof and containing the receipt thereof of Administrative Agent, on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the “Original Executed Counterpart”). To the extent that this Lease constitutes chattel paper, as such term is defined in the UCC, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart or as otherwise provided in the Second A&R Lease.

Section 25.10.      Limitations on Recourse. The parties hereto agree that, except as specifically set forth in this Lease or in any other Operative Document, Lessor shall have no personal liability whatsoever to the Lessee, the Rent Assignees, the Administrative Agent or any of their respective successors and assigns for any claim based on or in respect of this Lease or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that Lessor shall be liable (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for any Tax based on, with respect to or measured by any income, fees, commission, compensation or other amounts received by it as compensation for services (including for acting as Lessor) or otherwise under, or as contemplated by, the Operative Documents, (c) Lessor Liens on the Leased Property which are attributable to it, (d) for its representations and warranties made in the Participation Agreement or in any certificate or documents delivered pursuant thereto, (e) for its failure to perform any of its covenants and agreements set forth in the Participation Agreement or any other Operative Document, and (f) as otherwise expressly provided in the Operative Documents; provided in no event shall Lessor’s liability exceed the amount of its interest in the Facility (except that, notwithstanding this proviso, Lessor shall remain liable for actual damages caused by its gross negligence or willful misconduct).

Section 25.11.      Transfer of Leased Property. (a) Except as otherwise provided herein, whenever pursuant to any provision of this Lease Lessor is required to transfer the Leased Property to Lessee or to an independent third party, such transfer shall be made at Lessee’s expense in accordance with this Lease by the transfer by an assignment of Lessor’s interest and without covenants or warranties of title, except for matters arising by, through or under Lessor, of all of Lessor’s interest in and to the Leased Property on an “as is, where is, with all faults” basis free and clear of all Lessor Liens attributable to Lessor and otherwise without recourse, representation or warranty of any kind, and together with the due assumption by Lessee (or such third party) of, and due release of Lessor from, all obligations relating to the Leased Property or any of the Operative Documents. In connection with any transfer to an independent third party, Lessee shall execute and deliver such customary and reasonable documents, certificates and estoppels as may be required to facilitate the transfer of the Leased Property. Any provision in this Lease or any other Operative Document to the contrary notwithstanding, Lessor shall not be obligated to make any such transfer until Lessor and the Participants have received all Rent and other amounts then due and owing hereunder and under the other Operative Documents including any Break Costs. At or subsequent to the transfer or return of the Leased Property, Lessee will provide Lessor with such lien and title searches as Lessor may reasonably request to demonstrate to Lessor’s satisfaction that the Leased Property is subject to no Liens (other than Lessor Liens) for which Lessor would be liable under any warranties of title.

(b)            Lessee may assign to another Person its right, upon a purchase by Lessee, to take title to the Leased Property pursuant to Section 21.1; provided, that (i) Lessee shall exercise any option, (ii) such assignee shall be bound by the provisions of Section 21.1, (iii) Lessee shall have represented by an instrument in writing and delivered to Lessor that all necessary Governmental Actions with respect to such transfer, including the purchase of the Leased Property by any other Person as contemplated herein, have been obtained or made (or, substantially concurrently with the consummation of such transfer, will have been obtained or made, as applicable, and (iv) no such assignment shall release Lessee from its obligations under the Operative Documents, and Lessee shall remain personally liable to Lessor for the payment of all amounts due under any such Section and this Section 25.11.

Section 25.12.      Memorandum of Lease. (a)  On the Original Closing Date, the Lessee and Lessor executed a Memorandum of Lease and Remedies Agreement substantially in the form attached as Exhibit B to the First A&R Lease (the “Previously Existing Memorandum of Lease”) and caused the same to be recorded in the Office of the County Clerk of the County of Westchester, New York.

(b)            On the Second A&R Participation Agreement Execution Date, the Lessee and Lessor executed a Memorandum of Lease Amendment substantially in the form attached as Exhibit B to the Second A&R Lease, effective as of, and the Previously Existing Memorandum of Lease was amended and modified as set forth therein on, the Second Restatement Date. On the Second Restatement Date, the Lessee and Lessor caused the Memorandum of Lease Amendment to be recorded in the Office of the County Clerk of the County of Westchester, New York.

Section 25.13.      Further Assurances. Lessee and Lessor acknowledge and agree that the provisions of Section 15.11 of the Participation Agreement are incorporated by reference herein.

Section 25.14.      Effect of Restatement. This Lease shall be effective as of, and the Second A&R Lease shall be amended and restated as set forth in this Lease on, the Restatement Date. The parties hereto acknowledge and agree, however, that (a) this Lease and the other Restated Operative Documents do not constitute a novation or termination of the Obligations under and as defined in the Second A&R Lease or under the other Operative Documents as in effect immediately prior to the Restatement Date, (b) such Obligations are in all respects continuing with only the terms being modified from and after the Restatement Date as provided in this Lease and the other Restated Operative Documents, (c) the Guaranty, as amended and restated as of the Restatement Date, is in all respects continuing and remains in full force and effect with respect to all Liabilities (as defined therein), (d) except as provided for in, or contemplated by, the Restated Operative Documents, the mortgage, liens and security interests in favor of the Lessor securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations, (e) nothing contained in any Restated Operative Document shall terminate, nullify or otherwise modify the terms or scope of any consent granted to the Lessee or any Guarantor prior to the Restatement Date in connection with the Second A&R Lease or any other Operative Document pursuant to any consent agreement or similar agreement entered into by the Lessee, the Administrative Agent, and the requisite Participants party thereto, and (f) except to the extent the context requires otherwise, from and after the Restatement Date, all references in the other Operative Documents to the “Lease” and all other references in the other Operative Documents originally applicable to the Second A&R Lease shall be deemed to refer without further amendment to this Lease, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

[End of Page]

In Witness Whereof, the parties have caused this Third Amended and Restated Lease and Remedies Agreement to be duly executed and delivered as of the date first above written.

Old Saw Mill Holdings LLC, as Lessee

By:	/s/ Leonard N. Brooks
Name: Leonard N. Brooks
Title: Treasurer

[Signature Page to Third Amended and Restated Lease and Remedies Agreement]

BA Leasing BSC, LLC, a Delaware limited liability company, as Lessor

By:	/s/ Erin M. Parks
Name: Erin M. Parks
Title: Vice President

[Signature Page to Third Amended and Restated Lease and Remedies Agreement]

Exhibit A
To Third Amended and Restated Lease and Remedies Agreement

Description of Leased Property

TRACT I:

ALL that certain plot, piece of land, situate, lying and being in the Town of Greenburgh, County of Westchester, and State of New York, being designated as Lot P-2 on a certain map entitled “Final Subdivision Plat prepared for Eastview Holdings LLC of premises located at Old Saw Mill River Road and NYS Route 9A, Town of Greenburgh, Westchester County, New York Scale 1“=100’” prepared by John Meyer Consulting, PC, dated March 23, 2004 and last revised March 13, 2006, and filed on April 8, 2006 in the Office of the County Clerk of the County of Westchester as Filed Map No. 27754, and being more particularly described as:

Beginning at a rebar set on the southwesterly right of way line of Old Saw Mill River Road, where said rebar is located South 35°43’37“West, a distance of 101.93 feet from the intersection formed by the dividing line between the lands n/f BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.2 in the Town of Mount Pleasant), and other lands of BMR-LANDMARK AT EASTVIEW(SBL 116.15-1-2.1 in the Town of Mount Pleasant), thence

Running the following courses and distances along the reputed owner Town of Greenburgh

1. South 00°05’33” East a distance of 93.33 feet to a rebar set, thence

2. Along a tangent curve to the right having a radius of 100.00 feet, turning a central angle of 21°36’34”, for an arc length of 37.72 feet, the chord of said arc bearing South 10°42’49” West for a distance of 37.50 feet to a rebar set, thence

3. South 21°31’01” West a distance of 81.08 feet to a rebar set, thence

4. Along a tangent curve to the left having a radius of 98.25 feet, turning a central angle of 17°06’57”, for an arc length of 29.35 feet, the chord of said arc bearing South 12°57’32” West for a distance of 29.24 feet to a rebar set, thence

5. South 04°24’12” West a distance of 32.56 feet to a rebar set, thence

6. South 03°48’59” West a distance of 30.15 feet to a rebar set, thence

7. South 02°34’01” West a distance of 90.30 feet to a rebar set, thence

8. Along a tangent curve to the right having a radius of 305.09 feet, turning a central angle of 34°07’44”, for an arc length of 181.73 feet, the chord of said arc bearing South 19°37’53” West for a distance of 179.06 feet to a rebar set, thence

Exhibit A
(to Third Amended and Restated Lease and Remedies Agreement)

9. Along a reverse curve to the left having a radius of 362.65 feet, turning a central angle of 33°16’57”, for an arc length of 210.66 feet, the chord of said arc bearing South 20°03’17” West for a distance of 207.71 feet to a rebar set, thence

10. South 03°24’29” West a distance of 152.00 feet to a rebar set, thence

11. Along a tangent curve to the right having a radius of 172.07 feet, turning a central angle of 31°44’41”, for an arc length of 95.33 feet, the chord of said arc bearing South 19°16’50” West for a distance of 94.12 feet to a rebar set, thence

12. Along a compound curve to the right having a radius of 139.47 feet, turning a central angle of 71°37’16”, for an arc length of 174.34 feet, the chord of said arc bearing South 70°57’49” West for a distance of 163.21 feet to a rebar set, thence

13. North 73°13’58” West a distance of 128.84 feet to a rebar set, thence

14. South 16°03’11” West a distance of 16.68 feet to a rebar set, thence

15. North 73°56’49” West a distance of 29.11 feet to a rebar set, thence

16. Along a tangent curve to the left having a radius of 242.01 feet, turning a central angle of 35°55’48”, for an arc length of 151.76 feet, the chord of said arc bearing South 88°05’17” West for a distance of 149.29 feet to a rebar set, thence

17. South 70°07’17” West a distance of 92.14 feet to a rebar set, thence

18. Along a tangent curve to the right having a radius of 440.98 feet, turning a central angle of 40°10’49”, for an arc length of 309.25 feet, the chord of said arc bearing North 89°47’19” West for a distance of 302.95 feet to a rebar set, thence

19. South 20°18’00” West a distance of 20.89 feet to a rebar set, thence

20. North 65°49’54” West a distance of 101.52 feet to a rebar set, thence

21. Along a tangent curve to the right having a radius of 1530.00 feet, turning a central angle of 21°27’50”, for an arc length of 573.16 feet, the chord of said arc bearing North 55°05’59” West for a distance of 569.81 feet to a rebar set, thence

22. Along a compound curve to the right having a radius of 400.00 feet, turning a central angle of 37°36’43”, for an arc length of 262.58 feet, the chord of said arc bearing North 25°33’43” West for a distance of 257.89 feet to a rebar set, thence

23. South 58°03’06” West a distance of 1501.30 feet to a rebar set, thence

24. North 11°11’33” West a distance of 441.76 feet to a rebar set, thence

25. Along reputed owner Consolidated Edison Company of New York, Inc North 34°43’49” East a distance of 1146.62 feet to a rebar set, thence Running the following courses and distances along Lot 1 on a map entitled “Final Subdivision Plat Prepared for Eastview Holdings LLC” filed in the Westchester County Clerk’s Office, Division of Land Records on 11/15/2005 as Map No. 27669

26. South 55°16’11” East a distance of 225.33 feet to a rebar set, thence

27. South 67°59’01” East a distance of 614.61 feet to a rebar set, thence

28. Along a non-tangent curve to the right having a radius of 1124.93 feet, turning a central angle of 16°12’11”, for an arc length of 318.13 feet, the chord of said arc bearing North 30°03’42” East for a distance of 317.07 feet to a rebar set, thence

29. Along a compound curve to the right having a radius of 450.05 feet, turning a central angle of 10°26’59”, for an arc length of 82.08 feet, the chord of said arc bearing North 43°23’17” East for a distance of 81.97 feet to a rebar set, thence

30. North 32°22’35” East a distance of 262.04 feet to a rebar set, thence

31. North 27°10’46” East a distance of 172.97 feet to a rebar set, thence Running the following courses and distances along the southwesterly right of way line of Old Sawmill River Road,

32. South 63°22’33” East a distance of 24.28 feet to a rebar set, thence

33. South 68°16’40” East a distance of 63.98 feet to a rebar set, thence

34. South 71°57’20” East a distance of 48.14 feet to a rebar set, thence

35. South 75°31’00” East a distance of 167.65 feet to a rebar set, thence

36. South 75°03’30” East a distance of 417.19 feet to a rebar set, thence

37. South 71°58’00” East a distance of 46.04 feet to a rebar set, thence

38. South 70°36’00” East a distance of 53.02 feet to a rebar set, thence

39. South 67°40’50” East a distance of 36.36 feet to a rebar set, thence

40. South 66°14’50” East a distance of 71.78 feet to a rebar set, thence

41. South 63°42’50” East a distance of 155.58 feet to a rebar set, thence

42. South 63°47’50” East a distance of 270.49 feet to the rebar set and place of beginning.

Together with all the rights, title, privileges, interest, licenses and easements, real and personal in and to a certain pedestrian bridge over Old Saw Mill River Road, Route 303, including, but not limited to, the right and interest in that certain air rights parcel of land shown and designed as Lot PAR on Filed Map 27754 filed in the office of the Clerk of Westchester County and conveyed in a deed dated 12/28/07 made by Eastview Holdings LLC to BMR-Landmark at Eastview LLC, recorded 2/6/09 as Control No. 483310118.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel - Section 7.71, Block 6, Lot 1 (Sub Lots 1.1, 1.1A, 1.1B, 1.1C and 3)

LESS AND EXCEPTING THEREFROM:

A lease parcel over a parcel of land situate, lying and being in the Town of Greenburgh, County of Westchester and State of New York, more particularly bounded and described as follows:

Commencing at the point along the southerly line Old Saw Mill River Road at its point of intersection with the division line between Tax Lot P-2 as shown on a map titled “Final Subdivision Plat Prepared for Eastview Holdings LLC” prepared by John Meyer Consulting, PC, last dated March 13, 2006 and filed in the Westchester County Clerk’s Office as Map No. 27754 on April 18, 2006 on the west and Lot 2 as shown on a map titled “Final Subdivision Plat Prepared for Loop Road Holdings LLC” prepared by JMC Planning, Engineering, Landscape Architecture and Land Surveying, last dated September 16, 2020 and filed in the Westchester County Clerk’s Office as Map No. 29515 on March 8, 2021 on the east;

Thence running from point of commencement along said southerly line Old Saw Mill River Road, South 63 degrees 47 minutes 50 seconds East, 105.55 feet and southeasterly along the arc of a curve to the right having a radius of 954.67 feet, a central angle of 02 degrees 43 minutes 44 seconds and an arc length of 45.47 feet to its point of intersection with the westerly line of the Variable Width Access Easement as shown on said Map No. 29515;

Thence through said Lot 2 and coincident with the said westerly line of the Variable Width Access Easement, South 04 degrees 34 minutes 16 seconds East, 29.80 feet and South 50 degrees 51 minutes 46 seconds West, 149.71 feet to a point;

Thence continuing through said Lot 2 and coincident with the said westerly line of the Variable Width Access Easement and in part through the aforesaid Tax Lot P-2, southwesterly along the arc of a curve to the left having a radius of 208.00 feet, a central angle of 48 degrees 17 minutes 56 seconds and an arc length of 175.34 feet to a point of tangency;

Thence continuing through said Tax Lot P-2 and coincident with the said westerly line of the Variable Width Access Easement the following five (5) courses and distances:

1)         South 02 degrees 33 minutes 50 seconds West, 39.29 feet to a point of curvature;

2)         Southerly along the arc of a curve to the right having a radius of 302.00 feet, a central angle of 34 degrees 08 minutes 22 seconds and an arc length of 179.95 feet to a point of tangency;

3)         South 36 degrees 42 minutes 12 seconds West, 68.53 feet to a point of curvature;

4)         Southerly along the arc of a curve to the left having a radius of 258.00 feet, a central angle of 33 degrees 17 minutes 48 seconds and an arc length of 149.93 feet to a point of tangency;

5)         South 03 degrees 24 minutes 23 seconds West, 5.12 feet to the Point of Beginning;

Thence running from said Point of Beginning continuing through said Tax Lot P-2 and coincident with the said westerly line the Variable Width Access Easement the following thirteen (13) courses and distances:

1)         South 03 degrees 24 minutes 23 seconds West, 150.29 feet to a point of curvature;

2)         Southerly along the arc of a curve to the right having a radius of 149.00 feet, a central angle of 31 degrees 45 minutes 25 seconds and an arc length of 82.59 feet to a point of compound curvature;

3)         Southwesterly along the arc of a curve to the right having a radius of 116.50 feet, a central angle of 46 degrees 24 minutes 41 seconds and an arc length of 94.37 feet to a point of compound curvature;

4)         Westerly along the arc of a curve to the right having a radius of 8.00 feet, a central angle of 49 degrees      33 minutes 45 seconds and an arc length of 6.92 feet to a point of reverse curvature;

5)         Westerly along the arc of a curve to the left having a radius of 8.00 feet, a central angle of 43 degrees 42      minutes 49 seconds and an arc length of 6.10 feet to a point of reverse curvature;

6)         Westerly along the arc of a curve to the left having a radius of 111.50 feet, a central angle of 19 degrees 20 minutes 30 seconds and an arc length of 37.64 feet to a point of tangency;

7)         North 73 degrees 14 minutes 05 seconds West, 116.04 feet to a point of curvature;

8)         Westerly along the arc of a curve to the left having a radius of 285.00 feet, a central angle of 12 degrees 29 minutes 13 seconds and an arc length of 62.11 feet to a point of compound curvature;

9)         Westerly along the arc of a curve to the left having a radius of 8.00 feet, a central angle of 47 degrees 45      minutes 27 seconds and an arc length of 6.67 feet to a point of reverse curvature;

10)       Westerly along the arc of a curve to the right having a radius of 8.00 feet, a central angle of 45 degrees 24 minutes 01 seconds and an arc length of 6.34 feet to a point of reverse curvature;

11)       Westerly along the arc of a curve to the left having a radius of 280.00 feet, a central angle of 21 degrees 58 minutes 22 seconds and an arc length of 107.38 feet to a point of tangency;

12)       South 69 degrees 56 minutes 55 seconds West, 133.06 feet to a point of curvature;

13)       Westerly along the arc of a curve to the right having a radius of 392.00 feet, a central angle of 37 degrees 40 minutes 15 seconds and an arc length of 257.73 feet to a point;

Thence continuing through said Tax Lot P-2 the following sixteen (16) courses and distances:

1)         North 08 degrees 35 minutes 52 seconds East, 136.66 feet to a point;

2)         North 09 degrees 07 minutes 50 seconds West, 51.62 feet to a point;

3)         North 29 degrees 50 minutes 22 seconds East, 374.51 feet to a point;

4)         South 59 degrees 59 minutes 56 seconds East, 76.10 feet to a point;

5)         North 29 degrees 51 minutes 41 seconds East, 31.48 feet to a point;

6)         South 59 degrees 59 minutes 56 seconds East, 30.81 feet to a point;

7)         South 30 degrees 00 minutes 04 seconds West, 10.33 feet to a point;

8)         South 60 degrees 06 minutes 15 seconds East, 113.34 feet to a point;

9)         North 29 degrees 56 minutes 10 seconds East, 29.96 feet to a point;

10)       South 60 degrees 03 minutes 27 seconds East, 71.82 feet to a point;

11)       North 29 degrees 56 minutes 43 seconds East, 185.43 feet to a point;

12)       North 03 degrees 17 minutes 33 seconds West, 62.35 feet to a point;

13)       North 29 degrees 56 minutes 33 seconds East, 195.00 feet to a point;

14)       South 60 degrees 03 minutes 27 seconds East, 341.67 feet to a non-tangent point of curvature;

15)       Southerly along the arc of a curve to the right having a radius of 279.43 feet, a central angle of 28 degrees 40 minutes 03 seconds, an arc length of 139.81 feet and being subtended by a chord bearing South 22 degrees 21 minutes 50 seconds West, 138.36 feet to a point of reverse curvature;

16)       Southerly along the arc of a curve to the left having a radius of 388.07 feet, a central angle of 33 degrees 17 minutes 29 seconds and an arc length of 225.48 feet to the Point of Beginning.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel - Section 7.71, Block 6, Lot 1 (Sub Lots 1.1, 1.1A, 1.1B, 1.1C and 3)

TRACT II:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Lot 1 on a certain map entitled “Final Subdivision Plat prepared for Eastview Holdings LLC of premises located at Old Saw Mill River Road and NYS Route 9A Town of Mount Pleasant, Westchester County, New York Scale 1“=100’” prepared by John Meyer Consulting, PC, dated September 27, 2007 in the Office of the Clerk of the County of Westchester as Filed Map No. 28024, being more particularly described as:

Beginning at a rebar set on the northeasterly right of way line of Old Saw Mill River Road, at the intersection formed by the dividing line between the lands n/f BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.2), and other lands of BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.1),

Running the following courses and distances along the northeasterly right of way line of Old Saw Mill River Road

1. North 63°49’10” West a distance of 373.58 feet to a rebar set, thence

2. North 63°40’40” West a distance of 150.03 feet to a rebar set, thence

3. North 68°08’00” West a distance of 48.55 feet to a rebar set, thence

4. North 70°56’30” West a distance of 70.20 feet to a rebar set, thence

5. North 71°26’30” West a distance of 46.86 feet to a rebar set, thence

6. North 75°05’50” West a distance of 422.47 feet to a rebar set, thence

7. North 75°28’40” West a distance of 164.70 feet to a rebar set, thence

8. North 71°28’40” West a distance of 53.23 feet to a rebar set, thence

9. North 66°46’40” West a distance of 55.80 feet to a rebar set, thence

10. North 60°22’50” West a distance of 64.25 feet to a rebar set, thence

11. North 55°46’50” West a distance of 168.67 feet to a rebar set, thence

12. North 57°50’10” West a distance of 23.25 feet to a rebar set, thence

13. North 55°10’55” West a distance of 315.52 feet to a rebar set, thence

14. Along the dividing line between Reputed Owner Consolidated Edison and reputed owner BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.1) North 41°22’40” East a distance of 117.30 feet to a rebar set, thence

15. North 88°40’52” East a distance of 368.78 feet to a point in Saw Mill River, thence Running the following courses and distances along the same and following the Saw Mill River

16. South 63°24’21” East a distance of 101.76 feet to a point, thence

17. South 82°58’51” East a distance of 62.51 feet to a point, thence

18. North 67°02’49” East a distance of 39.00 feet to a point, thence

19. North 40°05’34” East a distance of 35.47 feet to a point, thence

20. North 22°26’57” East a distance of 54.23 feet to a point, thence

21. North 12°57’05” East a distance of 73.98 feet to a point, thence

22. North 46°15’28” East a distance of 50.93 feet to a point, thence

23. North 57°39’41” East a distance of 47.17 feet to a point, thence

24. North 39°04’03” East a distance of 72.47 feet to a point, thence

25. North 21°22’50” East a distance of 121.63 feet to a point, thence

26. North 23°17’46” East a distance of 104.78 feet to a point, thence

27. North 29°08’32” East a distance of 26.42 feet to a point, thence

28. North 53°38’21” East a distance of 27.20 feet to a point, thence

29. North 69°06’38” East a distance of 34.18 feet to a point, thence

30. North 50°34’22” East a distance of 41.23 feet to a point, thence

31. North 20°13’22” East a distance of 59.81 feet to a point, thence

32. North 28°16’38” East a distance of 37.59 feet to a point, thence

33. North 48°06’01” East a distance of 70.84 feet to a point, thence

34. North 03°30’01” East a distance of 194.44 feet to a point, thence

35. North 17°33’46” East a distance of 100.88 feet to a point, thence

36. North 44°40’00” East a distance of 31.11 feet to a point, thence

37. North 86°48’15” East a distance of 40.05 feet to a point, thence

38. North 49°30’38” East a distance of 41.87 feet to a point, thence

39. North 08°08’06” West a distance of 73.68 feet to a point, thence

40. North 26°13’54” East a distance of 87.21 feet to a point, thence

41. North 19°32’46” West a distance of 69.89 feet to a point, thence

42. North 45°20’00” West a distance of 31.11 feet to a point, thence

43. North 48°51’07” East a distance of 116.18 feet to a point, thence

44. North 21°54’57” East a distance of 47.67 feet to a point, thence

45. North 19°25’35” West a distance of 27.51 feet to a point, thence

46. North 51°40’22” West a distance of 6.14 feet to a point, thence

47. Along North 41°22’40” East a distance of 1119.15 feet to a rebar set, thence

48. Along South 73°06’25” East a distance of 37.33 feet to a rebar set, thence

49. Along the southwesterly right of way line of Saw Mill River Road, South 07°54’30” East a distance of 532.24 feet to a rebar set, thence Running the following courses and distances along other lands of BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.2)

50. South 82°05’30” West a distance of 53.22 feet to a rebar set, thence

51. Along a tangent curve to the left having a radius of 120.00 feet, turning a central angle of 66°50’29”, for an arc length of 139.99 feet, the chord of said arc bearing South 48°40’15” West for a distance of 132.19 feet to a rebar set, thence

52. Along a reverse curve to the right having a radius of 480.00 feet, turning a central angle of 21°46’49”, for an arc length of 182.47 feet, the chord of said arc bearing South 26°08’26” West for a distance of 181.37 feet to a rebar set, thence

53. South 37°01’48” West a distance of 287.70 feet to a rebar set, thence

54. South 46°17’40” West a distance of 85.62 feet to a rebar set, thence

55. South 57°32’20” West a distance of 65.29 feet to a rebar set, thence

56. North 61°07’50” West a distance of 113.60 feet to a rebar set, thence

57. Along a tangent curve to the left having a radius of 73.50 feet, turning a central angle of 82°49’02”, for an arc length of 106.24 feet, the chord of said arc bearing South 77°27’39” West for a distance of 97.23 feet to a rebar set, thence

58. Along a compound curve to the left having a radius of 91.00 feet, turning a central angle of 68°00’38”, for an arc length of 108.02 feet, the chord of said arc bearing South 02°02’49” West for a distance of 101.79 feet to a rebar set, thence

59. South 31°57’30” East a distance of 305.66 feet to a rebar set, thence

60. South 30°02’00” West a distance of 347.72 feet to a point, thence

61. South 60°12’00” East a distance of 333.26 feet to a rebar set, thence

62. Along a tangent curve to the right having a radius of 500.00 feet, turning a central angle of 21°06’38”, for an arc length of 184.22 feet, the chord of said arc bearing South 49°38’41” East for a distance of 183.18 feet to a rebar set, thence

63. South 39°05’22” East a distance of 174.39 feet to a rebar set, thence

64. Along a tangent curve to the right having a radius of 160.00 feet, turning a central angle of 27°24’26”, for an arc length of 76.54 feet, the chord of said arc bearing South 25°23’09” East for a distance of 75.81 feet to a rebar set, thence

65. South 11°40’56” East a distance of 147.46 feet to a rebar set, thence

66. Along a tangent curve to the right having a radius of 160.00 feet, turning a central angle of 26°20’55”, for an arc length of 73.58 feet, the chord of said arc bearing South 01°29’32” West for a distance of 72.93 feet to a rebar set, thence

67. South 14°40’00” West a distance of 417.48 feet to a rebar set, thence

68. Along a tangent curve to the right having a radius of 160.00 feet, turning a central angle of 15°51’47”, for an arc length of 44.30 feet, the chord of said arc bearing South 22°35’53” West for a distance of 44.16 feet to a rebar set, thence

69. South 30°21’46” West a distance of 251.53 feet to the place of beginning.

Together with all the rights, title, privileges, interest, licenses and easements, real and personal in and to a certain pedestrian bridge over Old Saw Mill River Road, Route 303, including, but not limited to, the right and interest in that certain air rights parcel of land shown and designed as Lot PAR on Filed Map 27754 filed in the office of the Clerk of Westchester County and conveyed in a deed dated 12/28/07 made by Eastview Holdings LLC to BMR-Landmark at Eastview LLC, recorded 2/6/09 as Control No. 483310118.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel - Section 116.15, Block 1, Lot 2.1

TRACT III:

PARCEL A:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Lot 2 on a certain map entitled “Final Subdivision Plat prepared for Eastview Holdings LLC of premises located at Old Saw Mill River Road and NYS Route 9A Town of Mount Pleasant Westchester County, New York Scale 1“=100’” prepared by John Meyer Consulting, PC, dated September 5, 2007 and last revised September 18, 2007 and filed September 27, 2007 in the Office of the Clerk of the County of Westchester as Filed Map No. 28024.

Excepting therefrom the following tract of land:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Section 116.15, Block 1, Tax Lot 2.3 of the Tax Records of the Town of Mount Pleasant and as more particularly described as follows:

BEGINNING at a point along the West side of the Saw Mill River Road (New York State Highway No. 52), said point being North 07 degrees 04 minutes 50 seconds West 1190.38 feet measured along said West side of the Saw Mill River Road from the Northeasterly corner of Parcel 303-2 as shown on “Map of Land to be Acquired for the Improvement of: Old Saw Mill River Road” prepared by Westchester County Department of Public Works, filed as Map No. 19473 and recorded May 4, 1978;

THENCE through the aforesaid Tax Lot 2 the following courses and distances:

South 82 degrees 05 minutes 30 seconds West, 81.27 feet to a point of curvature;

THENCE along a 294.00 foot radius curve to the right, through a central angle of 23 degrees 01 minutes 21 seconds, an arc distance of 118.14 feet to a point of reverse curvature;

THENCE along a 280.00 foot radius curve to the left, through a central angle of 19 degrees 12 minutes 52 seconds, an arc distance of 93.90 feet to a point of reverse curvature;

THENCE along a 270.00 foot radius curve to the right, through a central angle of 41 degrees 53 minutes 41 seconds, an arc distance of 197.42 feet to a point of tangency;

THENCE North 52 degrees 12 minutes 20 seconds West, 9.33 feet to a point of curvature;

THENCE along a 445.00 foot radius curve to the right, through a central angle of 37 degrees 06 minutes 20 seconds, an arc distance of 288.19 feet to a point of tangency;

THENCE North 15 degrees 06 minutes 00 seconds West, 310.50 feet to a point of curvature;

THENCE along a 360.00 foot radius curve to the right, through a central angle of 52 degrees 07 minutes 50 seconds, an arc distance of 327.55 feet to a point of tangency;

THENCE North 37 degrees 01 minutes 50 seconds East, 387.10 feet to a point of curvature;

THENCE along a 480.00 foot radius curve to the left, through a central angle of 21 degrees 46 minutes 49 seconds, an arc distance of 182.46 feet to a point of reverse curvature;

THENCE along a 120.00 foot radius curve to the right, through a central angle of 66 degrees 50 minutes 29 seconds, an arc distance of 139.99 feet to a point of tangency;

THENCE still through the aforesaid Tax Lot 2, North 82 degrees 05 minutes 30 seconds East 53.22 feet to the aforesaid west side of Saw Mill River Road, said point being South 07 degrees 54 minutes 30 seconds East 532.24 feet measured along said West side of the Saw Mill River Road from the division line between lands now or formerly of Consolidated Edison Company of New York, Inc. and the aforesaid Tax Lot 2;

THENCE along said West side of the Saw Mill River Road, South 07 degrees 54 minutes 30 seconds East, 800.05 feet and South 07 degrees 04 minutes 50 seconds East, 692.22 feet to the point of BEGINNING.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel 116.15, Block 1, Lot 2.3

PARCEL B:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Section 116.15, Block 1, Tax Lot 2.3 of the Tax Records of the Town of Mount Pleasant and as more particularly described as follows:

BEGINNING at a point along the West side of the Saw Mill River Road (New York State Highway No. 52), said point being North 07 degrees 04 minutes 50 seconds West 1190.38 feet measured along said West side of the Saw Mill River Road from the Northeasterly corner of Parcel 303-2 as shown on “Map of Land to be Acquired for the Improvement of: Old Saw Mill River Road” prepared by Westchester County Department of Public Works, filed as Map No. 19473 and recorded May 4, 1978;

THENCE through the aforesaid Tax Lot 2 the following courses and distances:

South 82 degrees 05 minutes 30 seconds West, 81.27 feet to a point of curvature;

THENCE along a 294.00 foot radius curve to the right, through a central angle of 23 degrees 01 minutes 21 seconds, an arc distance of 118.14 feet to a point of reverse curvature;

THENCE along a 280.00 foot radius curve to the left, through a central angle of 19 degrees 12 minutes 52 seconds, an arc distance of 93.90 feet to a point of reverse curvature;

THENCE along a 270.00 foot radius curve to the right, through a central angle of 41 degrees 53 minutes 41 seconds, an arc distance of 197.42 feet to a point of tangency;

THENCE North 52 degrees 12 minutes 20 seconds West, 9.33 feet to a point of curvature;

THENCE along a 445.00 foot radius curve to the right, through a central angle of 37 degrees 06 minutes 20 seconds, an arc distance of 288.19 feet to a point of tangency;

THENCE North 15 degrees 06 minutes 00 seconds West, 310.50 feet to a point of curvature;

THENCE along a 360.00 foot radius curve to the right, through a central angle of 52 degrees 07 minutes 50 seconds, an arc distance of 327.55 feet to a point of tangency;

THENCE North 37 degrees 01 minutes 50 seconds East, 387.10 feet to a point of curvature;

THENCE along a 480.00 foot radius curve to the left, through a central angle of 21 degrees 46 minutes 49 seconds, an arc distance of 182.46 feet to a point of reverse curvature;

THENCE along a 120.00 foot radius curve to the right, through a central angle of 66 degrees 50 minutes 29 seconds, an arc distance of 139.99 feet to a point of tangency;

THENCE still through the aforesaid Tax Lot 2, North 82 degrees 05 minutes 30 seconds East 53.22 feet to the aforesaid west side of Saw Mill River Road, said point being South 07 degrees 54 minutes 30 seconds East 532.24 feet measured along said West side of the Saw Mill River Road from the division line between lands now or formerly of Consolidated Edison Company of New York, Inc. and the aforesaid Tax Lot 2;

THENCE along said West side of the Saw Mill River Road, South 07 degrees 54 minutes 30 seconds East, 800.05 feet and South 07 degrees 04 minutes 50 seconds East, 692.22 feet to the point of BEGINNING.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel 116.15, Block 1, Lot 2.3

TRACT IV:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Section 116.15, Block 1, Tax Lots 5 and 6 of the Tax Records of the Town of Mount Pleasant and as more particularly described as follows:

BEGINNING at the intersection of the Northerly boundary line of Saw Mill River Road (State Highway No. 52), also known as Route 9A, as widened, with the Northerly boundary line of Grasslands Road;

THENCE along said Northerly boundary line of Grasslands Road South 86 degrees 43 minutes 47 seconds, West 34.19 feet to a point of curvature;

THENCE Westerly along a 225.00 foot radius curve deflecting to the right through a central angle of 47 degrees 34 minutes 53 seconds, an arc distance of 185.81 feet to a point on the Easterly boundary line of Old Saw Mill River Road;

THENCE Northerly along the Easterly boundary line of Old Saw Mill River Road the following courses and distances: North 23 degrees 24 minutes 20 seconds West 18.96 feet;

North 33 degrees 37 minutes 30 seconds West 33.32 feet;

North 30 degrees 41 minutes 10 seconds West 79.50 feet to a point;

THENCE Northerly on a course connecting the Easterly boundary line of Old Saw Mill River Road with the Southerly boundary line of a ramp connecting Old Saw Mill River Road with Saw Mill River Road, North 31 degrees 19 minutes 17 seconds East 52.17 feet to the intersection of a 185 foot radius curve, to which intersection a radial line bears South 05 degrees 46 minutes 57 seconds West;

THENCE Easterly along said Southerly boundary line of the ramp along said 185.00 foot radius curve deflecting to the left through a central angle of 53 degrees 28 minutes 04 seconds, an arc distance of 172.64 feet;

THENCE continuing along said Southerly boundary line of the ramp North 42 degrees 18 minutes 53 seconds East 80.44 feet to a point on the aforesaid Westerly boundary line of the Saw Mill River Road;

THENCE Southerly along said Westerly boundary line of the Saw Mill River Road, South 05 degrees 38 minutes 30 seconds East 277.85 feet and South 06 degrees 07 minutes 00 seconds East 62.61 feet to the point or place of BEGINNING.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel 116.15, Block 1, Lots 5 & 6

LESS AND EXCEPTING THEREFROM that portion of the premises taken by Notice of Appropriation dated 10/27/2017 recorded 10/27/2017 in Control No. 572973355 and depicted on Filed Map No. 29098.

The above property has street addresses of:

735 Old Saw Mill River Road (Building 5);

745 Old Saw Mill River Road (Building 6);

755 Old Saw Mill River Road (Building 7);

763 Old Saw Mill River Road (Power Station);

765 & 777 Old Saw Mill River Road (Buildings 1, 3 and 4);

767 Old Saw Mill River Road (Building 2);

769 Old Saw Mill River Road;

771 Old Saw Mill River Road;

785 Old Saw Mill River Road (Building 8);

795 Old Saw Mill River Road (Building 9);

799 Old Saw Mill River Road (Parking Garage);

each in Tarrytown, New York 10591;

and

1 Saw Mill River Road (Home Depot), Hawthorne, New York 10532.

Notwithstanding the above legal description, and solely for purposes of this Lease, the Facility, Site and Leased Property shall be deemed to exclude that portion of the Facility, Site or Leased Property which is subject to that certain Ground Lease, dated as of March 2, 2022, by and between BA Leasing BSC, LLC, as lessor, and Eastside Campus Holdings LLC, a New York limited liability company, as lessee, as in effect as of March 3, 2022, and without giving effect to any amendments to such Ground Lease entered into after March 3, 2022.